                                                                     EXHIBIT 4.1

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------








                       FLORIDA COAST PAPER COMPANY, L.L.C.

                        FLORIDA COAST PAPER FINANCE CORP.


                                -----------------


                             SERIES A AND SERIES B

                      12 3/4% FIRST MORTGAGE NOTES DUE 2003


                                -----------------


                                    INDENTURE

                            Dated as of May 30, 1996

                                -----------------


                                -----------------


                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                -----------------

                                     Trustee



- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*
TRUST INDENTURE
  ACT SECTION                                                  INDENTURE SECTION

310 (a)(1) . . . . . . . . . . . . . . . . . . . . . . . . .            7.10
    (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . .            7.10
    (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
    (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
    (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . .            7.10
    (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .            7.10
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
311 (a)  . . . . . . . . . . . . . . . . . . . . . . . . . .            7.11
    (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .            7.11
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
312 (a). . . . . . . . . . . . . . . . . . . . . . . . . . .            2.05
    (b). . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . .             11.03
313 (a)  . . . . . . . . . . . . . . . . . . . . . . . . . .            7.06
    (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . .           10.03
    (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . .      7.06; 7.07
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . .       7.06; 11.02
    (d). . . . . . . . . . . . . . . . . . . . . . . . . . .            7.06
314 (a)  . . . . . . . . . . . . . . . . . . . . . . . . . .      4.03; 4.04
    (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .           10.02
    (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . .           11.04
    (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . .           11.04
    (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
    (d). . . . . . . . . . . . . . . . . . . . . . . . . 10.03; 10.04; 10.05
    (e)  . . . . . . . . . . . . . . . . . . . . . . . . . .           11.05
    (f). . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
315 (a). . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
    (b). . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
    (d). . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
    (e). . . . . . . . . . . . . . . . . . . . . . . . . . .            6.11
316 (a)(last sentence) . . . . . . . . . . . . . . . . . .              2.09
    (a)(1)(A). . . . . . . . . . . . . . . . . . . . . . . .            6.05
    (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . .            6.05
    (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
    (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .            6.07
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
317 (a)(1) . . . . . . . . . . . . . . . . . . . . . . . . .            6.08
    (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . .            6.09
    (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .            2.04
318 (a). . . . . . . . . . . . . . . . . . . . . . . . . .              N.A.
    (b). . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
    (c). . . . . . . . . . . . . . . . . . . . . . . . . . .           11.01
N.A. means not applicable.

*This Cross-Reference Table is not part of this Indenture.

                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE
Section 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . .   1
Section 1.02.  Other Definitions . . . . . . . . . . . . . . . . . . . . . .  14
Section 1.03.  Incorporation by Reference of Trust Indenture Act . . . . . .  15
Section 1.04.  Rules of Construction . . . . . . . . . . . . . . . . . . . .  15

                                    ARTICLE 2
                            THE FIRST MORTGAGE NOTES
Section 2.01.  Form and Dating . . . . . . . . . . . . . . . . . . . . . . .  16
Section 2.02.  Execution and Authentication. . . . . . . . . . . . . . . . .  16
Section 2.03.  Registrar and Paying Agent. . . . . . . . . . . . . . . . . .  17
Section 2.04.  Paying Agent to Hold Money in Trust . . . . . . . . . . . . .  17
Section 2.05.  Holder Lists. . . . . . . . . . . . . . . . . . . . . . . . .  18
Section 2.06.  Transfer and Exchange . . . . . . . . . . . . . . . . . . . .  18
Section 2.07.  Replacement First Mortgage Notes. . . . . . . . . . . . . . .  24
Section 2.08.  Outstanding First Mortgage Notes. . . . . . . . . . . . . . .  24
Section 2.09.  Treasury Notes. . . . . . . . . . . . . . . . . . . . . . . .  24
Section 2.10.  Temporary First Mortgage Notes. . . . . . . . . . . . . . . .  25
Section 2.11.  Cancellation. . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 2.12.  Defaulted Interest. . . . . . . . . . . . . . . . . . . . . .  25

                                   ARTICLE 3
                            REDEMPTION AND PREPAYMENT
Section 3.01.  Notices to Trustee. . . . . . . . . . . . . . . . . . . . . .  25
Section 3.02.  Selection of First Mortgage Notes to Be Redeemed. . . . . . .  26
Section 3.03.  Notice of Redemption. . . . . . . . . . . . . . . . . . . . .  26
Section 3.04.  Effect of Notice of Redemption. . . . . . . . . . . . . . . .  27
Section 3.05.  Deposit of Redemption Price . . . . . . . . . . . . . . . . .  27
Section 3.06.  First Mortgage Notes Redeemed in Part . . . . . . . . . . . .  27
Section 3.07.  Optional Redemption . . . . . . . . . . . . . . . . . . . . .  28
Section 3.08.  Mandatory Redemption. . . . . . . . . . . . . . . . . . . . .  28
Section 3.09.  Repurchase Offers . . . . . . . . . . . . . . . . . . . . . .  28

                                    ARTICLE 4
                                    COVENANTS
Section 4.01.  Payment of First Mortgage Notes . . . . . . . . . . . . . . .  30
Section 4.02.  Maintenance of Office or Agency . . . . . . . . . . . . . . .  31
Section 4.03.  Reports . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 4.04.  Compliance Certificate. . . . . . . . . . . . . . . . . . . .  32
Section 4.05.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Section 4.06.  Stay, Extension and Usury Laws. . . . . . . . . . . . . . . .  32
Section 4.07.  Restricted Payments . . . . . . . . . . . . . . . . . . . . .  33
Section 4.08.  Dividend and Other Payment Restrictions Affecting
               Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . .  34
Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred
               Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

Section 4.10.  Asset Sales and Events of Loss. . . . . . . . . . . . . . . .  37
Section 4.11.  Transactions with Affiliates. . . . . . . . . . . . . . . . .  39
Section 4.12.  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Section 4.13.  Line of Business. . . . . . . . . . . . . . . . . . . . . . .  40
Section 4.14.  Corporate Existence . . . . . . . . . . . . . . . . . . . . .  40
Section 4.15.  Offer to Repurchase Upon Change of Control. . . . . . . . . .  40
Section 4.16.  Issuances and Sales of Capital Stock of Wholly
               Owned Subsidiaries. . . . . . . . . . . . . . . . . . . . . .  41
Section 4.17.  Subsidiary Guaranties . . . . . . . . . . . . . . . . . . . .  41
Section 4.18.  Restrictions on Activities of Finance Corp. . . . . . . . . .  41
Section 4.19.  Maintenance of Liquidity Facility . . . . . . . . . . . . . .  41
Section 4.20.  Payments for Consent. . . . . . . . . . . . . . . . . . . . .  42

                                    ARTICLE 5
                                   SUCCESSORS
Section 5.01.  Merger, Consolidation, or Sale of Assets. . . . . . . . . . .  42
Section 5.02.  Successor Corporation Substituted . . . . . . . . . . . . . .  43

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES
Section 6.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . .  43
Section 6.02.  Acceleration. . . . . . . . . . . . . . . . . . . . . . . . .  45
Section 6.03.  Other Remedies. . . . . . . . . . . . . . . . . . . . . . . .  45
Section 6.04.  Waiver of Past Defaults . . . . . . . . . . . . . . . . . . .  46
Section 6.05.  Control by Majority . . . . . . . . . . . . . . . . . . . . .  46
Section 6.06.  Limitation on Suits . . . . . . . . . . . . . . . . . . . . .  46
Section 6.07.  Rights of Holders of Notes to Receive Payment . . . . . . . .  47
Section 6.08.  Collection Suit by Trustee. . . . . . . . . . . . . . . . . .  47
Section 6.09.  Trustee May File Proofs of Claim. . . . . . . . . . . . . . .  47
Section 6.10.  Priorities. . . . . . . . . . . . . . . . . . . . . . . . . .  48
Section 6.11.  Undertaking for Costs . . . . . . . . . . . . . . . . . . . .  48

                                   ARTICLE 7
                                    TRUSTEE
Section 7.01.  Duties of Trustee . . . . . . . . . . . . . . . . . . . . . .  48
Section 7.02.  Rights of Trustee . . . . . . . . . . . . . . . . . . . . . .  49
Section 7.03.  Individual Rights of Trustee. . . . . . . . . . . . . . . . .  50
Section 7.04.  Trustee's Disclaimer. . . . . . . . . . . . . . . . . . . . .  50
Section 7.05.  Notice of Defaults. . . . . . . . . . . . . . . . . . . . . .  50
Section 7.06.  Reports by Trustee to Holders of the First Mortgage
               Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Section 7.07.  Compensation and Indemnity. . . . . . . . . . . . . . . . . .  51
Section 7.08.  Replacement of Trustee. . . . . . . . . . . . . . . . . . . .  52
Section 7.09.  Successor Trustee by Merger, etc. . . . . . . . . . . . . . .  53
Section 7.10.  Eligibility; Disqualification . . . . . . . . . . . . . . . .  53
Section 7.11.  Preferential Collection of Claims Against the Issuers . . . .  53

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance. . .  53
Section 8.02.  Legal Defeasance and Discharge. . . . . . . . . . . . . . . .  53

Section 8.03.  Covenant Defeasance . . . . . . . . . . . . . . . . . . . . .  54
Section 8.04.  Conditions to Legal or Covenant Defeasance. . . . . . . . . .  54
Section 8.05.  Deposited Money and Government Securities to be Held
               in Trust; Other Miscellaneous Provisions. . . . . . . . . . .  55
Section 8.06.  Repayment to Company. . . . . . . . . . . . . . . . . . . . .  56
Section 8.07.  Reinstatement . . . . . . . . . . . . . . . . . . . . . . . .  56

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01.  Without Consent of Holders of Notes . . . . . . . . . . . . .  57
Section 9.02.  With Consent of Holders of Notes. . . . . . . . . . . . . . .  57
Section 9.03.  Compliance with Trust Indenture Act . . . . . . . . . . . . .  59
Section 9.04.  Revocation and Effect of Consents . . . . . . . . . . . . . .  59
Section 9.05.  Notation on or Exchange of Notes. . . . . . . . . . . . . . .  59
Section 9.06.  Trustee to Sign Amendments, etc . . . . . . . . . . . . . . .  59

                                   ARTICLE 10
                             COLLATERAL AND SECURITY
Section 10.01. Collateral Documents. . . . . . . . . . . . . . . . . . . . .  60
Section 10.02. Recording and Opinions. . . . . . . . . . . . . . . . . . . .  60
Section 10.03. Release of Collateral . . . . . . . . . . . . . . . . . . . .  61
Section 10.04. Certificates of the Issuers . . . . . . . . . . . . . . . . .  62
Section 10.05. Certificates of the Trustee . . . . . . . . . . . . . . . . .  62
Section 10.06. Authorization of Actions to Be Taken by the Trustee
               Under the Collateral Documents. . . . . . . . . . . . . . . .  62
Section 10.07. Authorization of Receipt of Funds by the Trustee
               Under the Collateral Documents. . . . . . . . . . . . . . . .  62
Section 10.08. Termination of Security Interest. . . . . . . . . . . . . . .  63
Section 10.09. Cooperation of Trustee. . . . . . . . . . . . . . . . . . . .  63
Section 10.10. Collateral Agent. . . . . . . . . . . . . . . . . . . . . . .  63
Section 10.11. Cash Funds Pledge.. . . . . . . . . . . . . . . . . . . . . .  64

                                   ARTICLE 11
                                  MISCELLANEOUS
Section 11.01. Trust Indenture Act Controls. . . . . . . . . . . . . . . . .  66
Section 11.02. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Section 11.03. Communication by Holders of First Mortgage Notes
               with Other Holders of First Mortgage Notes. . . . . . . . . .  68
Section 11.04. Certificate and Opinion as to Conditions Precedent. . . . . .  68
Section 11.05. Statements Required in Certificate or Opinion . . . . . . . .  68
Section 11.06. Rules by Trustee and Agents . . . . . . . . . . . . . . . . .  69
Section 11.07. No Personal Liability of Members, Officers Employees
               and Stockholders. . . . . . . . . . . . . . . . . . . . . . .  69
Section 11.08. Governing Law . . . . . . . . . . . . . . . . . . . . . . . .  69
Section 11.09. No Adverse Interpretation of Other Agreements . . . . . . . .  69
Section 11.10. Successors. . . . . . . . . . . . . . . . . . . . . . . . . .  69
Section 11.11. Severability. . . . . . . . . . . . . . . . . . . . . . . . .  69
Section 11.12. Counterpart Originals . . . . . . . . . . . . . . . . . . . .  69
Section 11.13. Table of Contents, Headings, etc. . . . . . . . . . . . . . .  70

          INDENTURE, dated as of May 30, 1996, by and among Florida Coast Paper Company, L.L.C., a Delaware limited liability company (the "COMPANY"), Florida Coast Paper Finance Corp., a Delaware corporation (together with the Company, the "ISSUERS"), and Norwest Bank Minnesota, National Association, as trustee (the "TRUSTEE").

          The Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12 3/4% Series A First Mortgage Notes due 2003 (the "SERIES A FIRST MORTGAGE NOTES") and the 123/4% Series B First Mortgage Notes due 2003 (the "SERIES B FIRST MORTGAGE NOTES" and, together with the Series A First Mortgage Notes, the "FIRST MORTGAGE NOTES"):

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.  DEFINITIONS.

          "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10.0% or more of the voting securities of a Person shall be deemed to be control.

          "AGENT" means any Registrar, Paying Agent or co-registrar.

          "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback), other than sales of inventory in the ordinary course of business consistent with past practices, the sale of the real estate and other assets subject to the Box USA Lease and the sale of certain real estate to St. Joe pursuant to an option related thereto and (ii) the issue or sale of Equity Interests in any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for Net Proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (ii) a Collateral Asset Sale, (iii) a Restricted Payment that is permitted by Section 4.07 hereof and (iv) sales, leases, conveyances or other dispositions of assets described in clause (1) of the definition of "Excluded Property" in the Security Agreement, will not be deemed to be Asset Sales.

          "ASSET SALE ACCOUNT" means the cash collateral account required to be established by Sections 4.10 and 10.11 hereof, in which there must be deposited all Net Proceeds from Asset Sales pursuant to Section 4.10 hereof.

          "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "BUSINESS DAY" means any day other than a Legal Holiday.

          "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "CASH COLLATERAL" means (a) all amounts required to be deposited into a Cash Collateral Account pursuant hereto or to any of the Collateral Documents,
(b) the Cash Collateral Accounts and all funds, cash, Cash Equivalents and other items from time to time acquired by the Bank with funds in the Cash Collateral Accounts, as well as any earnings, proceeds or income therefrom and (c) any claims, present or future, of the Company against any Person liable upon or for the payment of any thereof.

          "CASH COLLATERAL ACCOUNT" means the Asset Sale Account, the Event of Loss Account and any other account established pursuant to Section 10.11 hereof in which monies, securities or other property is deposited pursuant hereto or to any of the Collateral Documents, collectively and individually.

          "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank, including the Trustee, having capital and surplus in excess of $500.0 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (ii) and (vi) of this paragraph, (b) has net assets of not less than $500.0 million, and (c) has the highest rating obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Ratings Corporation and (vi) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Corporation and in each case maturing within six months after the date of acquisition.

          "CHANGE OF CONTROL" means the occurrence of any of the following:
(i) the adoption of a plan relating to the liquidation or dissolution of the Company, (ii) the loss, destruction, damage, condemnation, seizure, confiscation, requisition of the use or taking by exercise of the power of eminent domain or otherwise, of a substantial part of the assets comprising the Mill, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (a) any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than Stone and its Subsidiaries or Four M and its Subsidiaries, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more of the voting Capital Stock of the Company than Stone and its Subsidiaries or (b) Stone and its Subsidiaries are the "beneficial owners" (as such term is defined above) of less than 35% of the voting Capital Stock of the Company, (iv) the first day on which more than 50% of the members of the Management Committee are not Continuing Members or (v) the first day on which the Company fails to own 100% of the issued and outstanding Equity Interests of Finance Corp. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting Capital Stock of the Company will be deemed to be a transfer of such portion of such voting Capital Stock as corresponds to the portion of the equity of such entity that has been so transferred.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COLLATERAL" means the Mill and all other property and assets that from time to time secures the First Mortgage Notes pursuant to this Indenture and the Collateral Documents.

          "COLLATERAL AGENT" means any person appointed by the Trustee as a collateral agent hereunder.

          "COLLATERAL ASSET SALE" means any direct or indirect sale, conveyance, lease, transfer or other disposition, including, without limitation, by means of an amalgamation, merger, consolidation or similar transaction (each, a "Disposition"), or a series of related Dispositions by the Company or any of its Restricted Subsidiaries involving the Collateral, other than (a) the sale of machinery, equipment, furniture, apparatus, tools or implements or other similar property that may be defective or may have become worn out or obsolete or no longer used or useful in the operation of the Mill, the aggregate fair market value of which does not exceed $1.0 million in any year; (b) the sale or lease of undeveloped land on the premises of the Mill with a value not in excess of $1.0 million which will be dedicated to the construction and/or installation of environmental control equipment required under applicable law; (c) the sale of equipment that has been replaced by equipment of substantially equal value in an alteration or improvement made at the Mill; and (d) a Disposition permitted pursuant to Section 5.01 hereof. A Collateral Asset Sale shall not include the requisition of title to or the seizure, condemnation, forfeiture or casualty of any Collateral.

          "COLLATERAL DOCUMENTS" means the Mortgage, the Security Agreement and any other agreements, instruments, financing statements or other documents that evidence or set forth the Lien of the Trustee in the Collateral, including, without limitation, any Subsidiary Guaranty, Subsidiary Pledge Agreement and Subsidiary Security Agreement executed pursuant to the terms of this Indenture.

          "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with a sale of assets not in the ordinary course of business (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits or the Tax Amount of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes or Tax Amount was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization was deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

          "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries.

          "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common equity holders of such Person and its consolidated Restricted Subsidiaries as of such date plus
(ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred equity (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends or other distributions unless such dividends or other distributions may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred equity, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Restricted Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

          "CONTINUING MEMBER" means, as of any date of determination, any member of the Management Committee who (i) was a member of the Management Committee on the date of this Indenture or (ii) was nominated for election to the Management Committee with the approval of at least 50% the Continuing Members who were members of the Management Committee at the time of such nomination or election or was designated for election to the Management Committee by Stone or Four M.

          "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

          "CUSTODIAN" means the Trustee, as custodian with respect to the First Mortgage Notes in global form, or any successor entity thereto.

          "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "DEFINITIVE NOTES" means Notes that are in the form of the First Mortgage Notes attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 2 thereof.

          "DEPOSITARY" means, with respect to the First Mortgage Notes issuable or issued in whole or in part in global form, the Person specified in Section
2.03 hereof as the Depositary with respect to the First Mortgage Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

          "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the First Mortgage Notes mature.

          "ELIGIBLE INSTITUTION" means (a) the Trustee, (b) an affiliate of the Trustee or (c) a commercial banking institution that is federally chartered, has combined capital and surplus in excess of $500 million, conducts banking operations in the State of New York, and whose debt is rated "A" (or higher) according to Standard & Poor's Ratings Group or Moody's Investors Service, Inc.

          "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "EVENT OF LOSS" means (i) the loss or destruction of or damage to any assets of the Company or any of its Restricted Subsidiaries, excluding, however, any loss or destruction of or damage to any assets described in clause (1) of the definition of "Excluded Property" in the Security Agreement, (ii) the condemnation, seizure, confiscation, requisition of the use or taking by exercise of the power of eminent domain or otherwise of any assets of the Company or any of its Restricted Subsidiaries, excluding, however, the condemnation, seizure, confiscation, requisition of the use or taking by exercise of the power of eminent domain or otherwise of any assets described in clause (1) of the definition of "Excluded Property" in the Security Agreement or
(iii) any consensual settlement in lieu of any event listed in clause (ii), in each case whether in a single event or a series of related events, that results in Net Proceeds from all sources in excess of $1.0 million.

          "EVENT OF LOSS ACCOUNT" means the cash collateral account required to be established by Sections 4.10 and 10.11 hereof, in which there must be deposited all Net Proceeds from Events of Loss pursuant to Section 4.10 hereof.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXCHANGE OFFER" means the offer that may be made by the Issuers pursuant to the Registration Rights Agreement to exchange Series B First Mortgage Notes for Series A First Mortgage Notes.

          "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Liquidity Facility) in existence on the date of this Indenture, until such amounts are repaid.

          "FIXED CHARGES" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments or other distributions on any series of preferred equity of such Person, other than dividend payments or distributions on preferred equity of the Company paid solely in additional shares of such preferred equity, times
(b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person (or, in the case of a Person that is a partnership or limited liability company, the Tax Rate), expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

          "FOUR M" means Four M Corporation, a Maryland corporation.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

          "GLOBAL NOTE" means a First Mortgage Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the First Mortgage Note attached hereto as Exhibit A.

          "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

          "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

          "HOLDER" means a Person in whose name a First Mortgage Note is registered.

          "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

          "INDEMNIFICATION REIMBURSEMENT AGREEMENT" means that certain Indemnification Reimbursement Agreement, dated as of the date of this Indenture, by and between the Company and Four M, as the same may be amended, modified and supplemented from time to time.

          "INDENTURE" means this Indenture, as amended, modified or supplemented from time to time in accordance with the terms hereof.

          "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; PROVIDED that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment.

          "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

          "LIQUIDITY FACILITY" means the Subordinated Credit Agreement and any Qualifying Facilities (as such term is defined in the Subordinated Credit Agreement).

          "MAKE-WHOLE PREMIUM" with respect to a First Mortgage Note means an amount equal to the greater of (i) 106.375% of the outstanding principal amount of such First Mortgage Note and (ii) the excess of (A) the present value of the remaining interest, premium and principal payments due on such First Mortgage Note as if such First Mortgage Note were redeemed on June 1, 2000, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the outstanding principal amount of such First Mortgage Note.

          "MANAGEMENT COMMITTEE" means (i) for so long as the Company is a limited liability company, the Board of Managers of the Company and (ii) otherwise the board of directors of the Company.

          "MILL" means the real property described in the Mortgage (excluding the real estate and other improvements subject to the Box USA Lease), the linerboard mill located thereon and all other property and assets related thereto, all as described in the Mortgage and all property and assets constituting Replacement Collateral.

          "MOODY'S" means Moody's Investors Service, Inc., and its successors.

          "MORTGAGE" means the Mortgage, Security Agreement, Fixture Filing Statement and Assignment of Rents, Leases and Leasehold Interests, dated as of the date of this Indenture, by and between the Trustee and the Company, substantially in the form attached as Exhibit C hereto, as such agreement may be amended, modified or supplemented from time to time.

          "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes or Tax Distributions on such gain (but not loss), realized in connection with (a) any sale of assets not in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes or Tax Distributions on such extraordinary or nonrecurring gain (but not loss) and (iii) in the case of any person that is a limited liability company or a partnership, the Tax Amount for such period.

          "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale or Event of Loss (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale or Event of Loss), net of the direct costs relating to such Asset Sale or Event of Loss (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes or Tax Distributions paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale or Event of Loss and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the First Mortgage Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

          "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "OFFERING" means the Offering of the First Mortgage Notes by the Issuers.

          "OFFICER" means, with respect to any Person, the Chairman of the Board of Directors, Management Committee or similar board or committee, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

          "OFFICERS' CERTIFICATE" means a certificate signed on behalf of any Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person, that meets the requirements of
Section 11.05 hereof.

          "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

          "OUTPUT PURCHASE AGREEMENT" means the Output Purchase Agreement, dated as of the date of this Indenture, by and among Stone, Four M and the Company, as such agreement may be amended, modified or supplemented from time to time.

          "PERMITTED INVESTMENTS" means (a) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents; and (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company and a Guarantor or
(ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company.

          "PERMITTED LIENS" means (i) Liens securing the First Mortgage Notes;
(ii) Liens on inventory and accounts receivable and proceeds thereof and certain related assets securing the Liquidity Facility; (iii) Liens in favor of the Company; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (v) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vii) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of Section 4.09 hereof covering only the assets acquired with such Indebtedness; (viii) Liens existing on the date of this Indenture; (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (x) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $2.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (xi) the Lien of the Box USA Lease; (xii) the Liens of the Option Agreement and the Warehouse Agreement, in each case as such terms are defined in the Mortgage; (xiii) exceptions to title set forth in Title Policy No. A02-064331 issued by Commonwealth Land Title Insurance Company; and (xii) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

          "PERMITTED REFINANCING DEBT" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; PROVIDED that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable fees and expenses incurred in connection therewith); (ii) such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the First Mortgage Notes, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the First Mortgage Notes on terms at least as favorable to the Holders of First Mortgage Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

          "REPLACEMENT COLLATERAL" means, at any relevant date in connection with a Collateral Asset Sale or Event of Loss, assets used in the linerboard business other than the Collateral, which on such date, (a) constitute similar assets to Collateral disposed of or destroyed (and do not constitute Capital Stock of any Person), (b) are acquired by the Company at a purchase price which does not exceed the fair market value of such Replacement Collateral (as determined, in the case of each of (a) and (b), in good faith by the Management Committee, on the basis of the written opinion of a qualified independent appraiser or financial advisor prepared contemporaneously with such purchase) and made available to the Trustee, (c) are free and clear of all Liens other than Permitted Liens and (d) is subject to the Collateral Documents.

          "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of, and familiarity with, the particular subject.

          "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

          "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

          "S&P" means Standard & Poor's Corporation and its successors.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SECURITY AGREEMENT" means the Security Agreement, dated as of the date of this Indenture, by and between the Issuers and the Trustee and substantially in the form attached as Exhibit D hereto, as such agreement may be amended, modified or supplemented from time to time.

          "SELLER NOTE" means that certain Indebtedness issued by the Company pursuant to the Asset Purchase Agreement in an aggregate principal amount not to exceed $10.0 million.

          "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

          "STONE" means Stone Container Corporation, a Delaware corporation.

          "STONE PROCUREMENT AGREEMENT" means the procurement agreement, dated as of the date of this Indenture by and between the Company and Stone.

          "SUBORDINATED CREDIT AGREEMENT" means the Subordinated Credit Agreement, dated as of the date of this Indenture, among the Company, Stone and Four M.

          "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "TAX AMOUNT" means, with respect to any Person for any period, the combined federal, state and local taxes that would be paid by such Person if it were a Delaware corporation filing separate tax returns with respect to its Taxable Income for such Period; PROVIDED, HOWEVER, that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that would have arisen if such Person were a Delaware corporation shall be taken into account. Notwithstanding anything to the contrary, Tax Amount shall not include taxes resulting from such Person's reorganization or change in the status as a corporation.

          "TAX DISTRIBUTION" means a distribution in respect of members' income tax liability in an amount not to exceed the Tax Amount.

          "TAX RATE" means the combined federal, state and local tax rate applicable to a Delaware corporation filing separate tax returns with respect to its Taxable Income.

          "TAXABLE INCOME" means, with respect to any Person for any period, the taxable income or loss of such Person (or, with respect to a Tax Distribution, the taxable income or loss of the Company allocated to such Person) for such period for federal income tax purposes; PROVIDED, HOWEVER, that all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in taxable income or loss; PROVIDED, FURTHER, HOWEVER, that (i) any basis adjustment made in connection with an election under Section 754 of the Code shall be disregarded and

(ii) such taxable income shall be increased or such taxable loss shall be decreased by the amount of any interest expense incurred by such Person that is not treated as deductible for federal income tax purposes by a partner or member of such Person.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the date on which this Indenture is qualified under the TIA.

          "TRANSFER RESTRICTED SECURITIES" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

          "TREASURY RATE" means the yield to maturity at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining average life of the series of First Mortgage Notes for which a Make-Whole Premium is being calculated; PROVIDED, HOWEVER, that if the average life of such note is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of such First Mortgage Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          "TRUSTEE" means the party named as "Trustee" in the first paragraph of this Indenture, until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor serving hereunder.

          "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary, other than Finance Corp., that is designated by the Company as an Unrestricted Subsidiary pursuant to a resolution of the Management Committee, but only to the extent that such
Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; (e) has at least one director on its board of directors that is not a member of the Management Committee or an executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a member of the Management Committee or an executive officer of the Company or any of its Restricted Subsidiaries; and (f) does not own any Collateral. Any such designation by the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Management Committee giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section
4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such

Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant). The Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof, and
(ii) no Default or Event of Default would be in existence following such designation.

          "WASTE PAPER SUPPLY AGREEMENT" means the Waste Paper Supply Agreement, by and between the Company and an Affiliate of the Company.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.


SECTION 1.02.  OTHER DEFINITIONS.
                                                            Defined in
               Term                                           Section

          "AFFILIATE TRANSACTION". . . . . . . . . . . . . .    4.11
          "BANK" . . . . . . . . . . . . . . . . . . . . . .   10.11
          "BOX USA LEASE". . . . . . . . . . . . . . . . . .    4.11
          "CHANGE OF CONTROL OFFER". . . . . . . . . . . . .    3.09
          "CHANGE OF CONTROL PAYMENT". . . . . . . . . . . .    4.15
          "CHANGE OF CONTROL PURCHASE NOTICE". . . . . . . .    3.07
          "CHANGE OF CONTROL PURCHASE DATE". . . . . . . . .    3.09
          "CHANGE OF CONTROL REDEMPTION" . . . . . . . . . .    3.07
          "COVENANT DEFEASANCE". . . . . . . . . . . . . . .    8.03
          "COVENANT DEFEASANCE". . . . . . . . . . . . . . .    8.03
          "EVENT OF DEFAULT" . . . . . . . . . . . . . . . .    6.01
          "EXCESS PROCEEDS". . . . . . . . . . . . . . . . .    4.10
          "EXCESS PROCEEDS OFFER". . . . . . . . . . . . . .    3.09
          "EXCESS PROCEEDS OFFER TRIGGERING EVENT" . . . . .    4.10
          "INCUR". . . . . . . . . . . . . . . . . . . . . .    4.09
          "LEGAL DEFEASANCE" . . . . . . . . . . . . . . . .    8.02
          "MORTGAGE" . . . . . . . . . . . . . . . . . . . .   10.01
          "OFFER AMOUNT" . . . . . . . . . . . . . . . . . .    3.09
          "OFFER PERIOD" . . . . . . . . . . . . . . . . . .    3.09
          "PAYING AGENT" . . . . . . . . . . . . . . . . . .    2.03
          "PARTIAL COLLATERAL ASSET SALE". . . . . . . . . .    4.10
          "PAYMENT DEFAULT". . . . . . . . . . . . . . . . .    6.01

          "PURCHASE DATE". . . . . . . . . . . . . . . . . .    3.09
          "REGISTRAR". . . . . . . . . . . . . . . . . . . .    2.03
          "REPURCHASE OFFER" . . . . . . . . . . . . . . . .    3.09
          "RESTRICTED PAYMENTS". . . . . . . . . . . . . . .    4.07

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "INDENTURE SECURITIES" means the First Mortgage Notes;

          "INDENTURE SECURITY HOLDER" means a Holder of a First Mortgage Note;

          "INDENTURE TO BE QUALIFIED" means this Indenture;

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

          "OBLIGOR" on the First Mortgage Notes means the Issuers and any successor obligor upon the First Mortgage Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5)  provisions apply to successive events and transactions; and

          (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                    ARTICLE 2
                            THE FIRST MORTGAGE NOTES

SECTION 2.01.  FORM AND DATING.

          The First Mortgage Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The First Mortgage Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each First Mortgage Note shall be dated the date of its authentication. The First Mortgage Notes shall be issued initially in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the First Mortgage Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          First Mortgage Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto). First Mortgage Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto). Each Global Note shall represent such of the outstanding First Mortgage Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding First Mortgage Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding First Mortgage Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding First Mortgage Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

          Two Officers of each of the Issuers shall sign the First Mortgage Notes for the Issuers by manual or facsimile signature. The seals of each of the Issuers shall be reproduced on the First Mortgage Notes and may be in facsimile form.

          If an Officer whose signature is on a First Mortgage Note no longer holds that office at the time a First Mortgage Note is authenticated, the First Mortgage Note shall nevertheless be valid.

          A First Mortgage Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the First Mortgage Note has been authenticated under this Indenture. The form of the Trustee's certificate of authentication to be borne by the First Mortgage Notes shall be substantially as set forth in Exhibit A attached hereto.

          The Trustee shall, upon a written order of both of the Issuers signed by an Officer or Member of the Management Committee of each Issuer and delivered to the Trustee, authenticate First Mortgage Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the First Mortgage

Notes. The aggregate principal amount of First Mortgage Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate First Mortgage Notes. An authenticating agent may authenticate First Mortgage Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers or an Affiliate of the Issuers.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

          The Issuers shall maintain an office or agency where First Mortgage Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where First Mortgage Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the First Mortgage Notes, the names and addresses of the Holders and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. Such agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

          The Issuers initially appoint The Depository Trust Company to act as Depositary with respect to the Global Notes.

          The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

          The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, interest on, or Make-Whole Premiums, Liquidated Damages or any other premiums, if any on the First Mortgage Notes, and such Paying Agent will notify the Trustee of any default by the Issuers in making any such payment. At any time during the continuance of any such default, the Trustee may require a Paying Agent to pay all money held by it as Paying Agent to the Trustee and account for any funds disbursed. The Issuers at any time may require a Paying Agent to pay all money held by it as Paying Agent to the Trustee and account for any funds disbursed. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to either of the Issuers, the Trustee shall serve as Paying Agent for the First Mortgage Notes.

SECTION 2.05.  HOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee, at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of First Mortgage Notes held by each thereof, and the Issuers shall otherwise comply with TIA Section 312(a).

SECTION 2.06.  TRANSFER AND EXCHANGE.

          (a) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES. When Definitive Notes are presented by a Holder to the Registrar with a request:

               (x)   to register the transfer of the Definitive Notes; or

               (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; PROVIDED, HOWEVER, that the Definitive Notes presented or surrendered for register of transfer or exchange:

                     (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney-in-fact, duly authorized in writing; and

                     (ii) in the case of a Definitive Note that is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                           (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B attached hereto); or

                           (B) if such Transfer Restricted Security is being transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, (2) pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act (and based upon an Opinion of Counsel if the Company so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B attached hereto); or

                           (C) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certificate to that effect from such Holder (in substantially the form of

                                Exhibit B attached hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

          (b) TRANSFER OF A DEFINITIVE NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

               (i) if such Definitive Note is a Transfer Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit B attached hereto) to the effect that such Definitive Note is being transferred by such Holder either (x) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or (y) based upon an Opinion of Counsel from such Holder to the transferee reasonably acceptable to the Issuers and to the Registrar, pursuant to another exemption from the registration requirements of the Securities Act; and

               (ii) whether or not such Definitive Note is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the First Mortgage Notes represented by the Global Note, in which case the Trustee shall cancel such Definitive Note in accordance with
Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of First Mortgage Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Note Custodian a new Global Note in the appropriate aggregate principal amount.

          (c) TRANSFER AND EXCHANGE OF GLOBAL NOTES. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

          (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL NOTE FOR A DEFINITIVE NOTE.

               (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                     (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B attached hereto); or

                     (B) if such beneficial interest is being transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, (2) pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act (and based on an Opinion of Counsel if the Company or the Trustee so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B attached hereto); or

                     (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B attached hereto) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Issuers shall execute and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

               (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such First Mortgage Notes are so registered.

          (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (f) AUTHENTICATION OF DEFINITIVE NOTES IN ABSENCE OF DEPOSITARY. If at any time:

               (i) the Depositary for the First Mortgage Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Issuers within 90 days after delivery of such notice; or

               (ii) the Issuers, at its sole discretion, elects to cause the issuance of Definitive Notes under this Indenture,

then (1) the Company shall so notify the Trustee in writing, (2) the Trustee shall cause the Note Custodian to deliver the Global Notes held by the Depositary to the Trustee and upon receipt thereof shall cancel such Global Notes and (3) the Issuers shall issue, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Notes in exchange for such Global Notes.

          (g)  LEGENDS.

               (i)   Except as permitted by the following paragraphs (ii) and
                     (iii), each First Mortgage Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

                     "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN
                     (A) ABOVE."

               (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                     (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                     (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(c) hereof; PROVIDED, HOWEVER, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B attached hereto).

               (iii) Notwithstanding the foregoing, upon consummation of the
                     Exchange Offer, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate, Series B First Mortgage Notes in exchange for Series A First Mortgage Notes accepted for exchange in the Exchange Offer, which Series B First Mortgage Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such First Mortgage Notes, in each case unless the Holder of such Series A First Mortgage Notes is either (A) a broker-dealer who purchased such Series A First Mortgage Notes directly from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (B) a Person participating in the distribution of the Series A First Mortgage Notes or (C) a Person who is an affiliate (as defined in Rule 144) of the Issuers.

               (iv) The following legend will appear on the original $165,000,000 First Mortgage Note issued hereunder:

                     THE FLORIDA DOCUMENTARY STAMP TAX HAS BEEN PAID AND THE PROPER STAMPS HAVE BEEN AFFIXED TO THE MORTGAGE AS REFERRED TO IN PARAGRAPH 4 HEREOF.

               (v) With respect to all First Mortgage Notes issued subsequent to the initial First Mortgage Note, such notes will bear the following legend:

                     THIS FIRST MORTGAGE NOTE IS ISSUED PURSUANT TO THE INDENTURE AND IS GIVEN PURSUANT TO FLA. STAT. Section 201.09, TO CONTINUE THE IDENTICAL CONTRACTUAL OBLIGATIONS OF THE ORIGINAL FIRST MORTGAGE NOTE IN THE PRINCIPAL AMOUNT OF $165,000,000 AND EVIDENCES A PORTION OF THE UNPAID PRINCIPAL BALANCE OF THE ORIGINAL INDEBTEDNESS EVIDENCED BY THE ORIGINAL FIRST MORTGAGE NOTE, NOT INCLUDING ANY ACCUMULATED INTEREST THEREON AND WITHOUT ENLARGING IN ANY WAY THE OBLIGATION OF THE MAKERS UNDER THE ORIGINAL FIRST MORTGAGE NOTE. PROPER FLORIDA DOCUMENTARY STAMP TAXES WERE AFFIXED TO THE MORTGAGE REFERRED TO IN PARAGRAPH 4 HEREOF. THIS FIRST MORTGAGE NOTE IS ONE OF THE FIRST MORTGAGE NOTES REFERRED TO IN SAID MORTGAGE AND IS SECURED THEREBY.

          (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all

Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of First Mortgage Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

          (i)  GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

               (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

               (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.10, 4.15 and 9.05 hereto).

               (iii) Neither the Company nor the Registrar shall not be required to register the transfer of or exchange any First Mortgage Note selected for redemption in whole or in part, except the unredeemed portion of any First Mortgage Note being redeemed in part.

               (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

               (v)   The Issuers shall not be required:

                     (A) to issue, to register the transfer of or to exchange First Mortgage Notes during a period beginning at the opening of business 15 days before the day of any selection of First Mortgage Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; or

                     (B) to register the transfer of or to exchange any First Mortgage Note so selected for redemption in whole or in part, except the unredeemed portion of any First Mortgage Note being redeemed in part; or

                     (C) to register the transfer of or to exchange a First Mortgage Note between a record date and the next succeeding interest payment date.

               (vi) Prior to due presentment for the registration of a transfer of any First Mortgage Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any First Mortgage Note is registered as the absolute owner of such First Mortgage Note for the purpose of receiving payment of principal of and interest on such First Mortgage Notes, and neither the Trustee, any Agent nor the Issuers shall be affected by notice to the contrary.

               (vii) The Trustee shall authenticate Definitive Notes and Global
                     Notes in accordance with the provisions of Section 2.02 hereof.

SECTION 2.07.  REPLACEMENT FIRST MORTGAGE NOTES.

          If any mutilated First Mortgage Note is surrendered to the Trustee, or the Issuers and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any First Mortgage Note, the Issuers shall issue and the Trustee, upon the written order of the Issuers signed by two Officers of each of the Issuers, shall authenticate a replacement First Mortgage Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a First Mortgage Note is replaced. The Issuers may charge for its expenses in replacing a First Mortgage Note.

          Every replacement First Mortgage Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other First Mortgage Notes duly issued hereunder.

SECTION 2.08.  OUTSTANDING FIRST MORTGAGE NOTES.

          The First Mortgage Notes outstanding at any time are all the First Mortgage Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in
Section 2.09 hereof, a First Mortgage Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the First Mortgage Note.

          If a First Mortgage Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal amount of any First Mortgage Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay First Mortgage Notes payable on that date, then on and after that date such First Mortgage Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

          Upon a "legal defeasance" pursuant to Article 8 hereof, the First Mortgage Notes shall be deemed to be outstanding to the extent provided in the applicable section of Article 8 hereof.

SECTION 2.09.  TREASURY NOTES.

          In determining whether the Holders of the required principal amount of First Mortgage Notes have concurred in any direction, waiver or consent, First Mortgage Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only First Mortgage Notes that a Trustee knows are so owned shall be so disregarded.

SECTION 2.10.  TEMPORARY FIRST MORTGAGE NOTES.

          Until definitive First Mortgage Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary First Mortgage Notes upon a written order of the Issuers signed by an Officer or Member of the Management Committee of each of the Issuers. Temporary First Mortgage Notes shall be substantially in the form of definitive First Mortgage Notes but may have variations that the Issuers consider appropriate for temporary First Mortgage Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare, and the Trustee shall authenticate definitive First Mortgage Notes in exchange for temporary First Mortgage Notes. Until such exchange, Holders of temporary First Mortgage Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.  CANCELLATION.

          The Issuers at any time may deliver First Mortgage Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any First Mortgage Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all First Mortgage Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled First Mortgage Notes (subject to the record retention requirements of the Exchange Act). The Issuers may not issue new First Mortgage Notes to replace First Mortgage Notes that they have paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.  DEFAULTED INTEREST.

          If the Issuers default in a payment of interest on the First Mortgage Notes, they shall pay the defaulted interest specified in 4.01 in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the First Mortgage Notes and in Section 4.01 hereof.
The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each First Mortgage Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.


                                   ARTICLE 3
                            REDEMPTION AND PREPAYMENT

SECTION 3.01.  NOTICES TO TRUSTEE.

          If the Issuers elect to redeem First Mortgage Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of First Mortgage Notes to be redeemed and (iv) the redemption price.

          If the Issuers are required to make an offer to repurchase First Mortgage Notes pursuant to the provisions of Section 3.09, 4.10 or 4.15 hereof, they shall furnish to the Trustee at least 30 days but not more than 60 days before a repurchase date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the repurchase shall occur, (ii) the repurchase date, (iii) the maximum principal amount of First Mortgage Notes to be repurchased, (iv) the repurchase price and (v) further setting forth a statement to the effect that (a) an Excess Proceeds Offer Triggering Event has occurred and the conditions set forth in Section 4.10 have been satisfied or (b) a Change of Control has occurred and the conditions set forth in Section 4.15 have been satisfied.

SECTION 3.02.  SELECTION OF FIRST MORTGAGE NOTES TO BE REDEEMED.

          If less than all of the First Mortgage Notes are to be redeemed at any time, selection of First Mortgage Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the First Mortgage Notes are listed, or, if the First Mortgage Notes are not so listed, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED that no First Mortgage Notes of $1,000 or less shall be redeemed in part; except that if all of the First Mortgage Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of First Mortgage Notes to be redeemed at its registered address. If any First Mortgage
Note is to be redeemed in part only, the notice of redemption that relates to such First Mortgage Note shall state the portion of the principal amount thereof to be redeemed. A new First Mortgage Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original First Mortgage Note. On and after the redemption date, interest ceases to accrue on First Mortgage Notes or portions of them called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION.

          At least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose First Mortgage Notes are to be redeemed at its registered address.

          The notice shall identify the First Mortgage Notes to be redeemed and shall state:

          (a)  the redemption date;

          (b)  the redemption price;

          (c) if any First Mortgage Note is being redeemed in part, the portion of the principal amount of such First Mortgage Note to be redeemed and that, after the redemption date upon surrender of such First Mortgage Note, a new First Mortgage Note or First Mortgage Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original First Mortgage Note;

          (d)  the name and address of the Paying Agent;

          (e) that First Mortgage Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Issuers default in making such redemption payment, interest on First Mortgage Notes or portions thereof called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the First Mortgage Notes and/or Section of this Indenture pursuant to which the First Mortgage Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the First Mortgage Notes.

          At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' names and at their expense; PROVIDED, HOWEVER, that the Issuers shall have delivered to the Trustee, at least 10 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and that the text of such notice shall be prepared or approved by the Company.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, First Mortgage Notes or portions thereof called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

          By 10:00 am on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money, in same-day funds, sufficient to pay the redemption price of, accrued interest on and Make-Whole Premiums, Liquidated Damages and any other premiums, if any, on all First Mortgage Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, and Make-Whole Premiums, Liquidated Damages and any other premiums, if any, on all First Mortgage Notes to be redeemed.

          If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, whether or not such First Mortgage Notes are presented for payment, interest shall cease to accrue on the First Mortgage Notes or the portions of First Mortgage Notes called for redemption. If a First Mortgage Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such First Mortgage Note was registered at the close of business on such record date. If any First Mortgage Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the First Mortgage Notes and in
Section 4.01 hereof.

SECTION 3.06.  FIRST MORTGAGE NOTES REDEEMED IN PART.

          Upon surrender of a First Mortgage Note that is redeemed in part, the Issuers shall issue and, upon the Issuers's written request, the Trustee shall authenticate for the Holder at the expense of the Issuers a new First Mortgage Note equal in principal amount to the unredeemed portion of the First Mortgage Note surrendered.

SECTION 3.07.  OPTIONAL REDEMPTION.

          (a) Except as set forth in paragraphs (b) and (c) of this Section 3.07, the First Mortgage Notes will not be redeemable at the Issuers' option prior to June 1, 2000. Thereafter, the First Mortgage Notes will be subject to redemption at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Make-Whole Premiums, Liquidated Damages, or any other premiums, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

          YEAR                                    PERCENTAGE

          2000. . . . . . . . . . . . . . . . . . . . . . . . . . . . 106.375%
          2001. . . . . . . . . . . . . . . . . . . . . . . . . . . . 103.188%
          2002 and thereafter . . . . . . . . . . . . . . . . . . . . 100.000%

          (b) Notwithstanding the foregoing, at any time prior to June 1, 1999, the Issuers may redeem up to one-third in aggregate principal amount of First Mortgage Notes at a redemption price of 112.75% of the principal amount thereof, in each case plus accrued and unpaid interest and Make-Whole Premiums, Liquidated Damages or any other premiums, if any, thereon to the redemption date, with the net proceeds of a public offering of Capital Stock (other than Disqualified Stock) of the Company; PROVIDED that at least two-thirds in aggregate principal amount of the First Mortgage Notes originally issued under this Indenture remain outstanding immediately after the occurrence of such redemption; and PROVIDED, further, that such redemption shall occur within 60 days after the date of the closing of such public offering of Capital Stock of the Company.

          (c) Upon the occurrence of a Change of Control prior to June 1, 2000, the Issuers, at their option, may redeem all, but not less than all, of the outstanding First Mortgage Notes at a redemption price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium (a "CHANGE OF CONTROL REDEMPTION"). The Issuers shall give not less than 30 and not more than 60 days' notice (a "CHANGE OF CONTROL PURCHASE NOTICE") of such redemption within ten days following a Change of Control. In the event that the Issuers give such notice, the Issuers shall not be obligated to make a Change of Control Offer as described under Section 4.15 hereof.

          (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08.  MANDATORY REDEMPTION.

          Except as set forth under Sections 4.10 and 4.15 hereof, the Issuers shall not be required to make mandatory redemption, repurchase or sinking fund payments with respect to the First Mortgage Notes.

SECTION 3.09.  REPURCHASE OFFERS.

          In the event that the Issuers shall be required to commence an offer to all Holders to repurchase First Mortgage Notes (a "REPURCHASE OFFER") pursuant to Section 4.10 hereof (an "EXCESS PROCEEDS OFFER"), or pursuant to
Section 4.15 hereof (a "CHANGE OF CONTROL OFFER") the Issuers shall follow the procedures specified below.

          An Repurchase Offer shall commence no later than ten Business Days after a Change of Control (unless the Company is not required to make such offer pursuant to Section 4.15(c) hereof) or an Excess Proceeds Offer Triggering Event, as the case may be, and remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Issuers shall purchase the principal amount of First Mortgage required to be purchased pursuant to Section 4.10 hereof, in the case of an Excess Proceeds Offer, or 4.15 hereof, in the case of a Change of Control Offer (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all First Mortgage Notes tendered in response to the Repurchase Offer. Payment for any First Mortgage Notes so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a First Mortgage Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender First Mortgage Notes pursuant to the Repurchase Offer.

          Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender First Mortgage Notes pursuant to such Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the Change of Control (as defined below) or Excess Proceeds Offer Triggering Event (as defined below), as the case may be and shall state:

               (a)   that the Repurchase Offer is being made pursuant to this
     Section 3.09 and Section 4.10 or 4.15 hereof, as the case may be, and the length of time the Repurchase Offer shall remain open;

               (b)   the Offer Amount, the purchase price and the Purchase Date;

               (c) that any First Mortgage Note not tendered or accepted for payment shall continue to accrete or accrue interest;

               (d) that, unless the Issuers default in making such payment, any First Mortgage Note accepted for payment pursuant to the Repurchase Offer shall cease to accrete or accrue interest after the Purchase Date;

               (e) that Holders electing to have a First Mortgage Note purchased pursuant to a Repurchase Offer may only elect to have all or any portion of such First Mortgage Note purchased;

               (f) that Holders electing to have a First Mortgage Note purchased pursuant to any Repurchase Offer shall be required to surrender the First Mortgage Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the First Mortgage Note, or such other customary documents of surrender and transfer as the Company may reasonably request, duly completed, or transfer by book-entry transfer, to the Issuers, the Depositary, or the Paying Agent at the address specified in the notice at least three days before the Purchase Date;

               (g) that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the First Mortgage Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such First Mortgage Note purchased;

               (h) that, if the aggregate principal amount of First Mortgage Notes surrendered by Holders exceeds the Offer Amount, the Issuers shall select the First Mortgage Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Issuers so that only First Mortgage Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

               (i) that Holders whose First Mortgage Notes were purchased only in part shall be issued new First Mortgage Notes equal in principal amount to the unpurchased portion of the First Mortgage Notes surrendered (or transferred by book-entry transfer).

          On (or, at the Company's election, before) the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Offer Amount of First Mortgage Notes or portions thereof tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all First Mortgage Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such First Mortgage Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the First Mortgage Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new First Mortgage Note, and the Trustee, upon written request from the Issuers shall authenticate and mail or deliver such new First Mortgage Note to such Holder, in a principal amount equal to any unpurchased portion of the First Mortgage Note surrendered. Any First Mortgage Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. All First Mortgage Notes or portions thereof purchased pursuant to the Repurchase Offer will be cancelled by the Trustee. The Issuers shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Purchase Date, but in no case more than five Business Days after the Purchase Date.

          Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.


                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01.  PAYMENT OF FIRST MORTGAGE NOTES.

          The Issuers shall pay or cause to be paid the principal of, interest on, Make-Whole Premiums and any other premiums, if any, on the First Mortgage Notes on the dates and in the manner provided in the First Mortgage Notes. Principal, premium, if any, and interest shall be considered paid on the applicable date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

          The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the First Mortgage Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Make-Whole Premiums, Liquidated Damages or any other premiums, if any, at the same rate to the extent lawful.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

          The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where First Mortgage Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the First Mortgage Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Issuers may also from time to time designate one or more other offices or agencies where the First Mortgage Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Issuers of its obligation to maintain an office or agency for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03.

SECTION 4.03.  REPORTS.

          Whether or not required by the rules and regulations of the SEC, so long as any First Mortgage Notes are outstanding, the Company shall furnish to the Holders of First Mortgage Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, if required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company shall, for so long as any First Mortgage Notes remain outstanding, furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Issuers shall at all times comply with TIA Section 3.14(a).

SECTION 4.04.  COMPLIANCE CERTIFICATE.

          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Collateral Documents, and further stating, as to each such Officer signing such certificate, whether to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Collateral Documents and whether any Default or Event of Default shall have occurred under this Indenture or the Collateral Documents (and, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, Make-Whole Premiums, Liquidated Damages and any other premiums if any, on the First Mortgage Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any of the First Mortgage Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.  TAXES.

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings.

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.  RESTRICTED PAYMENTS.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company);
(iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the First Mortgage Notes, except at final maturity; (iv) make any payment of cash interest on any subordinated debt permitting payment of interest with securities subordinated to the First Mortgage Notes; (v) the payment of cash interest on, or principal of, any Indebtedness incurred pursuant to clause (xiii) of the second paragraph of Section 4.09 hereof; or (vi) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (vi) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph
     Section 4.09 hereof; and

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (2) - (5), but including Restricted Payments permitted by clauses (1) and (6), of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of this Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

          The foregoing provisions shall not prohibit: (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;
(3) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (4) so long as the Company is a limited liability company and no Default or Event of Default shall have occurred and be continuing, distributions in respect of members' income tax liability in an amount not to exceed the Tax Amount (each such distribution, a "TAX DISTRIBUTION"); (5) the repayment of borrowings under the Liquidity Facility; and (6) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Equity Interests by the Company to members of management of the Company and its Restricted Subsidiaries; and no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

          The Company may designate any Restricted Subsidiary, other than Finance Corp., to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

          The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Management Committee set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.08.  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the

Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Indenture, (b) this Indenture and the First Mortgage Notes, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred and, in any event, the Consolidated Cash Flow of such Person is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture, (e) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired, or (g) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.09.  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

          The foregoing provisions will not apply to:

          (i) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness in respect of the Liquidity Facility in an aggregate principal amount at any time outstanding not to exceed $20.0 million;

          (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (iii) the incurrence by the Company of Indebtedness represented by the First Mortgage Notes;

          (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

          (v) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; PROVIDED that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of it Restricted Subsidiaries; and PROVIDED FURTHER that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (v), does not exceed $10.0 million;

          (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred;

          (vii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; PROVIDED, HOWEVER, that (1) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the First Mortgage Notes and (2)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

          (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

          (ix) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company;

          (x) Indebtedness incurred by the Company to finance the construction of environmental-related capital projects of the Company or its Restricted Subsidiaries, PROVIDED that the aggregate amount of Indebtedness incurred pursuant to this clause (x) does not exceed $30.0 million;

          (xi) the incurrence by the Company of Indebtedness represented by the Seller Note;

          (xii) Indebtedness of the Company in addition to that described in clauses (i) through (xi) above so long as the aggregate principal amount of all such Indebtedness incurred under this clause (xii) shall not exceed $20.0 million at any one time outstanding; and

          (xiii) Indebtedness to Stone or Four M in an aggregate amount not to exceed $25.0 million; PROVIDED that (a) such Indebtedness is subordinated in right of payment to the Notes at least to the extent of the Indebtedness pursuant to the Subordinated Credit Facility as in effect on the date of the Indenture, (b) such Indebtedness contains no events of default or remedies other than those contained in the Subordinated Credit Facility as in effect on the date of this Indenture and (c) such Indebtedness has a Weighted Average Life to Maturity greater than the Weighted Average Life to Maturity of the Notes.

SECTION 4.10.  ASSET SALES AND EVENTS OF LOSS.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (a) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration in respect of and concurrently with such Asset Sale of an amount that is at least equal to the fair market value of the relevant assets, as determined in good faith by all of the Management Committee, and (b) 75% of such consideration is in cash or Cash Equivalents. Within 270 days after the consummation of such Asset Sale, the Company may apply, or may cause the applicable Restricted Subsidiary to apply, all of the Net Proceeds therefrom, individually or in combination, (i) to purchase or otherwise invest in additional assets or (ii) to repay Indebtedness secured by such assets, PROVIDED that the lien securing such Indebtedness was permitted to be incurred by this Indenture. Any such Net Proceeds not so applied shall constitute "EXCESS PROCEEDS" and shall be applied to make an Excess Proceeds Offer in accordance with the terms of this Section 4.10.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in a Collateral Asset Sale unless (a) such Collateral Asset Sale involves the Mill in its entirety, or involves Collateral with a fair market value not exceeding $10.0 million on the date of consummation of the sale thereof (a "PARTIAL COLLATERAL ASSET SALE"); (b) the Company receives consideration in respect of and concurrently with such Collateral Asset Sale at least equal to the fair market value of such Collateral; (c) with respect to each such Collateral Asset Sale, the Company delivers an Officers' Certificate to the Trustee dated no more than 30 days prior to the date of consummation of the relevant Collateral Asset Sale, certifying that (i) such sale complies with clauses (a) and (b) above, (ii) the fair market value of the Collateral being sold was determined in good faith by the Management Committee (whose determination was based on the opinion of a nationally recognized qualified independent appraiser prepared contemporaneously with such Collateral Asset Sale and which opinion will be evidenced by an opinion letter of the independent appraiser and attached to the Officers' Certificate) as evidenced by copies of a resolution of the Management Committee adopted in respect of and concurrently with such Collateral Asset Sale; (d) in the case of a Partial Collateral Asset Sale, the opinion letter of such independent appraiser pursuant to clause (c) above states that, excluding the fair market value of the portion of the Collateral being sold, the aggregate fair market value of the portion of such Collateral not being sold will not be less than the aggregate fair market value of such portion of such Collateral prior to sale of, and prior to the release of the Lien of the Trustee, pursuant to the applicable security document, on the portion of the Mill; (e) 100% of such consideration is in cash or Cash Equivalents; and (f) the Net Proceeds therefrom shall be paid directly by the purchaser thereof to the Trustee, pursuant to the applicable security document, as additional Collateral. The Net Proceeds of all Asset Sales shall promptly and without commingling be deposited with the Trustee in the form received to be held by the Trustee as Collateral in the Asset Sale Account established pursuant to Section 10.11 hereof until applied as permitted pursuant to this paragraph. In the case of a Partial Collateral Asset Sale, the Company, within 270 days from the date of consummation of a Partial Collateral Asset Sale, may apply all of the Net Proceeds therefrom to purchase or otherwise invest in Replacement Collateral. Any such Net Proceeds not so applied shall constitute "Excess Proceeds" and shall be applied to make an Excess Proceeds Offer in accordance with the terms of the last paragraph of this covenant. In the case of a Collateral Asset Sale other than a Partial Collateral Asset Sale, the Company shall comply with Section 5.01 hereof and all of the Net Proceeds therefrom shall constitute "Excess Proceeds" and shall be applied to make an Excess Proceeds Offer in accordance with the terms of this Section 4.10.

          If the Company suffers an Event of Loss, (a) the Net Proceeds therefrom shall be paid directly by the party providing such Net Proceeds to the Trustee, pursuant to the applicable Collateral Document as additional Collateral, (b) such Net Proceeds shall promptly and without commingling be deposited with the Trustee in the form received to be held by the Trustee as Collateral in the Event of Loss Account established pursuant to Section 10.11 hereof until applied as permitted pursuant to this paragraph and (c) the Company shall take such actions, at its sole expense, as may be required to ensure that the Trustee, pursuant to the applicable Collateral Document, has from the date of such deposit a first ranking Lien (subject to Permitted Liens) on such Net Proceeds pursuant to the terms of the applicable Collateral Document. Within 270 days of receipt of the Net Proceeds from any such Event of Loss, the Company may apply all the Net Proceeds received therefrom, together with all interest earned thereon, individually or in combination, (i) to purchase or otherwise invest in Replacement Collateral or (ii) to restore the relevant Collateral. In the event that the Company elects to restore the relevant Collateral pursuant to the foregoing clause (c)(ii), within six months of receipt of such Net Proceeds from an Event of Loss, the Company shall (x) give the Trustee irrevocable written notice of such election and (y) enter into a binding commitment to restore such Collateral, a copy of which shall be supplied to the Trustee, and shall have 24 months from the date of such binding commitment to complete such restoration, which shall be carried out with due diligence. Any such Net Proceeds not so applied shall constitute "Excess Proceeds" and shall be applied to make an Excess Proceeds Offer in accordance with the terms of the last paragraph of this covenant.

          In the event that the Company decides pursuant to the third sentence of the second paragraph of this covenant or clause (c)(i) of the preceding paragraph to apply any portion of the Net Proceeds from a Collateral Asset Sale or Event of Loss, respectively, to purchase or otherwise invest in Replacement Collateral, (i) the Company shall deliver an Officers' Certificate to the Trustee dated no more than 30 days prior to the date of consummation of the relevant investment in Replacement Collateral, certifying that the purchase price for the amount of the investment in Replacement Collateral does not exceed the fair market value of such Replacement Collateral as determined in good faith by the Management Committee (whose determination based on the opinion of a qualified independent appraiser prepared contemporaneously with such consummation of the purchase of or investment in the Replacement Collateral and which opinion will be evidenced by an opinion letter of the independent appraiser and attached to the Officers' Certificate), as evidenced by copies of a resolution of the Management Committee adopted in respect of and concurrently with the investment in such Replacement Collateral; and (ii) the Company shall take such actions, at its sole expense, as shall be required to permit the Trustee, pursuant to the applicable Collateral Document, to release such Net Proceeds from the Lien of the applicable Collateral Document and to ensure that the Trustee has, from the date of such purchase or investment, a first ranking Lien (subject to Permitted Liens on such Collateral) on such Replacement Collateral under the applicable Collateral Document.

          When the aggregate amount of Excess Proceeds exceeds $5.0 million (an "EXCESS PROCEEDS OFFER TRIGGERING EVENT"), the Company shall make an Excess Proceeds Offer to all Holders of First Mortgage Notes to purchase the maximum principal amount of First Mortgage Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest and Make-Whole Premiums, Liquidated Damages, or any other premiums, if any, thereon to the date of purchase, in accordance with the procedures set forth in Section 3.09 hereof and this Section 4.10. To the extent that the aggregate amount of First Mortgage Notes tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of First Mortgage Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the First Mortgage Notes to be purchased on a PRO RATA basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. The Trustee shall continue to have and the Company shall grant to the Trustee, on behalf of the Holders, a first priority Lien on any properties or assets acquired with the Net Proceeds of any such Asset Sale or Event of Loss on the terms set forth in this Indenture and the Collateral Documents.

SECTION 4.11.  TRANSACTIONS WITH AFFILIATES.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Management Committee set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by the unanimous vote of the Management Committee and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing with total assets in excess of $1.0 billion; PROVIDED that (1) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (2) transactions between or among the Company and/or its Restricted Subsidiaries, (3) transactions pursuant to the Output Purchase Agreement, the Stone Procurement Agreement, the Liquidity Facility and the Indemnification Reimbursement Agreement, in each case as in effect on the date of this Indenture, and the Waste Paper Supply Agreement to be entered into subsequent to the date of this Indenture, (4) the lease by Box USA Group, Inc., a New York corporation, of the corrugator facility owned by the Company (the "BOX USA LEASE") and (5) Restricted Payments and Permitted Investments that are permitted by the provisions of Section 4.07 hereof, in each case, shall not be deemed Affiliate Transactions.

SECTION 4.12.  LIENS.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.13.  LINE OF BUSINESS.

          The Company shall not, and shall not permit any Subsidiary to, engage in any business other than the paper manufacturing business and such business activities as are incidental or related thereto.

SECTION 4.14.  CORPORATE EXISTENCE.

          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence as a limited liability company and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Management Committee shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the First Mortgage Notes.

SECTION 4.15.  OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

          (a) Upon the occurrence of a Change of Control, unless the Issuers shall have delivered a Change of Control Purchase Notice as described in Section
3.07 hereof, each Holder of First Mortgage Notes shall have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's First Mortgage Notes pursuant to a Change of Control Offer in accordance with Section 3.09 hereof, at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Make-Whole Premiums, Liquidated Damages or any other premiums, if any, thereon to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the First Mortgage Notes as a result of a Change of Control.

          (b) On the Purchase Date related to any Change of Control (a "CHANGE OF CONTROL PAYMENT DATE"), the Issuers shall, to the extent lawful, (1) accept for payment all First Mortgage Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all First Mortgage Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the First Mortgage Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of First Mortgage Notes or portions thereof being purchased by the Issuers. The Paying Agent will promptly mail to each Holder of First Mortgage Notes so tendered the Change of Control Payment for such First Mortgage Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new First Mortgage Note equal in principal amount to any unpurchased portion of the First Mortgage

Notes surrendered, if any; PROVIDED that each such new First Mortgage Note will be in a principal amount of $1,000 or an integral multiple thereof.

          The Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all First Mortgage Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16. ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED RESTRICTED SUBSIDIARIES

          The Company (i) shall not, and shall not permit any of its Wholly Owned Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or another Wholly Owned Restricted Subsidiary), unless such transfer, conveyance, sale, lease or other disposition
(a) is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and
(b) complies with the covenant described in Section 4.10 hereof and (ii) shall not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if required by law, shares of Capital Stock constituting directors' qualifying shares of a Subsidiary that is organized outside of the United States) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

SECTION 4.17.  SUBSIDIARY GUARANTIES

          If the Company or any of its Subsidiaries shall acquire or create a Subsidiary after the date of this Indenture, then (i) such newly acquired or created Subsidiary shall (A) if no such agreements shall have been executed by any other Subsidiary, execute a Subsidiary Guaranty, a Contribution Agreement and a Subsidiary Security Agreement in substantially the forms of Exhibits E and G, respectively, or (B) if another Subsidiary has already executed such agreements, become a party to each such agreement pursuant to the terms thereof and (ii) the Person who acquired or created such subsidiary shall execute and deliver a Pledge Agreement or a Subsidiary Pledge Agreement, in substantially the forms of Exhibits J and F, respectively, as applicable, unless such Person shall have already executed a Pledge Agreement or Subsidiary Pledge Agreement. Notwithstanding the foregoing, this covenant shall not apply to all Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries.

SECTION 4.18.  RESTRICTIONS ON ACTIVITIES OF FINANCE CORP.

          In addition to the other restrictions set forth in this Indenture, Finance Corp. shall not hold any material assets, become liable for any material obligations or engage in any significant business activities; PROVIDED that Finance Corp. may be a co-obligor with respect to Indebtedness if the Company is a primary obligor of such Indebtedness and the net proceeds of such Indebtedness are retained by the Company or loaned to one or more of the Company's Restricted Subsidiaries other than Finance Corp.

SECTION 4.19.  MAINTENANCE OF LIQUIDITY FACILITY

          The Company shall maintain the Liquidity Facility in existence at all times and shall enforce its rights thereunder.

SECTION 4.20.  PAYMENTS FOR CONSENT

          Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any First Mortgage Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the First Mortgage Notes unless such consideration is offered to be paid or is paid to all Holders of the First Mortgage Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01.  MERGER, CONSOLIDATION, OR SALE OF ASSETS.

          The Company may not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless: (i) the Company is the survivor or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the First Mortgage Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof. For purposes of this Indenture, a sale by the Company of the Mill, or substantially all the assets of the Mill, shall be deemed to be a sale of substantially all of the assets of the Company.

     Notwithstanding the foregoing, the Company is permitted to reorganize as a corporation in accordance with the procedures established in this Indenture, PROVIDED that the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that such reorganization is not adverse to Holders of First Mortgage Notes (it being recognized that such reorganization shall not be deemed materially adverse to the holders of First Mortgage Notes solely because (i) of the accrual of deferred tax liabilities resulting from such reorganization or (ii) the successor or surviving corporation (A) is subject to income tax as a corporate entity or (B) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of Section 1504(a) of the Code or any similar state or local law) and certain other conditions are satisfied.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of either Issuer in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to such Issuer shall refer instead to the successor corporation and not to such Issuer), and may exercise every right and power of such Issuer under this Indenture with the same effect as if such successor Person had been named as such Issuer herein; PROVIDED, HOWEVER, that the predecessor shall not be relieved from the obligation to pay the principal of and interest on the First Mortgage Notes except in the case of a sale of all of the predecessor's assets that meets the requirements of Section 5.01 hereof.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

          Each of the following constitutes an "EVENT OF DEFAULT":

               (a) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the First Mortgage Notes;

               (b) default in payment when due of the principal of, Make-Whole Premiums, or other premiums, if any, on the First Mortgage Notes;

               (c) failure by the Company to comply with the provisions described in Section 4.07, 4.09, 4.10, 4.15 and 4.19;

               (d) failure by the Company for 30 days after notice to comply with any of its other agreements in this Indenture or the First Mortgage Notes;

               (e) default by any party under the Output Purchase Agreement or the Subordinated Credit Agreement, which default remains uncured for 30 days;

               (f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (1) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT") or
          (2) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the outstanding principal amount of any such Indebtedness, together with the outstanding principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

               (g) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

               (h) breach by the Company or any Subsidiary of any material representation or warranty set forth in any Collateral Document, or default by the Company or any Subsidiary in the performance of any covenant set forth in any Collateral Document (after giving effect to any applicable grace or cure periods), or repudiation by the Company or any Subsidiary of its obligations under any Collateral Document, any Collateral Document sahll be held in any judicial proceeding to be unenforceable or invalid or any Collateral Document shall cease for any reason to be in full force and effect;

               (i) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

               (j) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy
          Law:

                    (i)   commences a voluntary case,

                    (ii) consents to the entry of an order for relief against it in an involuntary case,

                    (iii) consents to the appointment of a custodian of it or
               for all or substantially all of its property,

                    (iv) makes a general assignment for the benefit of its creditors, or

                    (v)   generally is not paying its debts as they become due;
          or

               (k) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                    (ii) appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                    (iii) orders the liquidation of the Company or any of its
               Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

          and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02.  ACCELERATION.

          If any Event of Default (other than an Event of Default specified in clause (j) or (k) of Section 6.01 hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding First Mortgage Notes may declare all the First Mortgage Notes to be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (j) or (k) of Section 6.01 hereof occurs, all outstanding First Mortgage Notes shall be due and payable immediately without further action or notice. Holders of the First Mortgage Notes may not enforce this Indenture or the First Mortgage Notes except as provided in this Indenture. The Holders of a majority in aggregate principal amount of the then outstanding First Mortgage Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest or Liquidated Damages, if any) if it determines that withholding notice is in their interest.

          In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the First Mortgage Notes pursuant to the optional redemption provisions of this Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the First Mortgage Notes. If an Event of Default occurs prior to June 1, 2000 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the First Mortgage Notes prior to such date, then, upon acceleration of the First Mortgage Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on June 1 of the years set forth below, as set forth below (expressed as a percentage of the Accreted Value to the date of payment that would otherwise be due but for the provisions of this sentence):

               YEAR                                    PERCENTAGE

               1996. . . . . . . . . . . . . . . .      119.125%
               1997. . . . . . . . . . . . . . . .      115.938%
               1998. . . . . . . . . . . . . . . .      112.750%
               1999. . . . . . . . . . . . . . . .      109.563%


SECTION 6.03.  OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, interest on, Make-Whole Premiums, Liquidated Damages or any other premiums, if any, on the First Mortgage Notes or to enforce the performance of any provision of the First Mortgage Notes, this Indenture or any Collateral Document.

          The Trustee may maintain a proceeding even if it does not possess any of the First Mortgage Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a First Mortgage Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

          Holders of not less than a majority in aggregate principal amount of the then outstanding First Mortgage Notes by notice to the Trustee (and without notice to any other Holders) may on behalf of the Holders of all of the First Mortgage Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, Make-Whole Premiums, Liquidated Damages, or any other premiums, if any, or interest on, the First Mortgage Notes (including in connection with an offer to purchase) (PROVIDED, HOWEVER, that the Holders of a majority in aggregate principal amount of the then outstanding First Mortgage Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  CONTROL BY MAJORITY.

          Holders of a majority in principal amount of the then outstanding First Mortgage Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of First Mortgage Notes or that may involve the Trustee in personal liability.

SECTION 6.06.  LIMITATION ON SUITS.

          A Holder of a First Mortgage Note may pursue a remedy with respect to this Indenture or the First Mortgage Notes only if:

          (a) the Holder of a First Mortgage Note gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding First Mortgage Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder of a First Mortgage Note or Holders of First Mortgage Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding First Mortgage Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a First Mortgage Note may not use this Indenture to prejudice the rights of another Holder of a First Mortgage Note or to obtain a preference or priority over another Holder of a First Mortgage Note.

SECTION 6.07.  RIGHTS OF HOLDERS OF FIRST MORTGAGE NOTES TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, but subject to the provisions of Sections 6.04 and 6.06, the right of any Holder of a First Mortgage Note to receive payment of principal, premium and Make-Whole Premiums, Liquidated Damages or any other premiums, if any, and interest on the First Mortgage Note, on or after the respective due dates expressed in the First Mortgage Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, Make-Whole Premiums, Liquidated Damages or any other premiums, if any, and interest remaining unpaid on the First Mortgage Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee is authorized (a) to file proofs of claim for the whole amount of the principal of, Make-Whole Premium, if any and Liquidated Damages, if any, and interest on the First Mortgage Notes and to file such proof of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the First Mortgage Notes allowed in such judicial proceedings and
(b) to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.
To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise, prior to any payment to such Holder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the First Mortgage Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  PRIORITIES.

          If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

          FIRST:  to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          SECOND: to Holders of First Mortgage Notes for amounts due and unpaid on the First Mortgage Notes for principal, Make-Whole Premiums, Liquidated Damages, or any other premiums, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the First Mortgage Notes for principal, Make-Whole Premiums, Liquidated Damages or any other premiums, if any and interest, respectively; and

          THIRD: to the Issuers or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of First Mortgage Notes pursuant to this Section 6.10.

SECTION 6.11.  UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a First Mortgage Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding First Mortgage Notes.


                                   ARTICLE 7
                                    TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Collateral Documents, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of an Event of Default:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Collateral Documents and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Collateral Documents and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Collateral Documents. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the Collateral Documents.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture or any Collateral Document that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

          (e) No provision of this Indenture or in any of the Collateral Documents shall require the Trustee to expend or risk its own funds or incur any financial liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture or the Collateral Documents at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense. The Trustee is not obligated to foreclose on the Collateral, even if indemnity is offered, if this might subject the Trustee to personal environmental liability.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  RIGHTS OF TRUSTEE.

          (a) Subject to Section 7.01(b)(ii) hereof, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture or the Collateral Documents.

          (e) Unless otherwise specifically provided in this Indenture or any Collateral Document, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of each of the Issuers.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any Collateral Document at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. The Trustee is not obligated to foreclose on the Collateral, even if indemnity is offered, if this might subject the Trustee to personal environmental liability.

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of First Mortgage Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the First Mortgage Notes or the Collateral Documents, it shall not be accountable for the Issuers' use of the proceeds from the First Mortgage Notes or the use or application of any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture or any Collateral Document, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the First Mortgage Notes or any registration statement for the First Mortgage Notes (other than statements in any Form T-1 filed with the SEC under the TIA) or in this Indenture or in the Collateral Documents other than its certificate of authentication.

SECTION 7.05.  NOTICE OF DEFAULTS.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of First Mortgage Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, Make-Whole Premiums and Liquidated Damages, if any, or interest on any First Mortgage Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the First Mortgage Notes.

SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS OF THE FIRST MORTGAGE NOTES.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as First Mortgage Notes remain outstanding, the Trustee shall mail to the Holders of the First Mortgage Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          A copy of each report at the time of its mailing to the Holders of First Mortgage Notes shall be mailed to the Company and filed with the SEC, if accepted, and each stock exchange on which the First Mortgage Notes are listed in accordance with TIA Section 313(d). The Issuers shall promptly notify the Trustee when the First Mortgage Notes are listed on any stock exchange.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

          The Issuers shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and the Collateral Documents and services in accordance with any provision of this Indenture and in any Collateral Document. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services in accordance with any provision of this Indenture and in any Collateral Document. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Issuers shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and under the Collateral Documents, including the costs and expenses of enforcing this Indenture and the Collateral Documents against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

          The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

          To secure the Issuers' payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the First Mortgage Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular First Mortgage Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(j) or (k) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08.  REPLACEMENT OF TRUSTEE.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company at least 45 days prior to the date of the proposed resignation. The Holders of First Mortgage Notes of a majority in principal amount of the then outstanding First Mortgage Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Issuers may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;


          (c) a custodian, receiver or public officer takes charge of the Trustee or its property; or

          (d)  the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding First Mortgage Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of First Mortgage Notes of at least 10% in principal amount of the then outstanding First Mortgage Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a First Mortgage Note who has been a Holder of a First Mortgage Note for at least six months, fails to comply with Section 7.10, such Holder of a First Mortgage Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and the Collateral Documents. The successor Trustee shall mail a notice of its succession to Holders of the First Mortgage Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; PROVIDED that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $500.0 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall comply with TIA Section 310(b).

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE ISSUERS.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

          The Company may, at the option of its Management Committee evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.  LEGAL DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding First Mortgage Notes and any Collateral Documents to which they are a party, on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding First Mortgage Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such First Mortgage Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding First Mortgage Notes to receive payments in respect of the principal of, interest on and Make-Whole Premiums, Liquidated Damages or any other premiums, if any, on such First Mortgage Notes when such payments are due from the trust described in Section 8.04 hereof, and as more fully set forth in such Section, (b) the Company's obligations with respect to the First Mortgage Notes concerning issuing temporary First Mortgage Notes, registration of First Mortgage Notes, mutilated, destroyed, lost or stolen First Mortgage Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.  COVENANT DEFEASANCE.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19 and 4.20 hereof with respect to the outstanding First Mortgage Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the First Mortgage Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such First Mortgage Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding First Mortgage Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such First Mortgage Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(i) hereof shall not constitute Events of Default.

SECTION 8.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

          The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding First Mortgage Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

                     (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the First Mortgage Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest on, and Make-Whole Premiums, Liquidated Damages or any other premiums, if any, on the outstanding First Mortgage Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the First Mortgage Notes are being defeased to maturity or to a particular redemption date;

                     (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that

          (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding First Mortgage Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                     (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding First Mortgage Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                     (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                     (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                     (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of First Mortgage Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                     (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding First Mortgage Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such First Mortgage Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such First Mortgage Notes of all sums due and to become due thereon in respect of principal, premium,

Make Whole Premiums and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding First Mortgage Notes.

          Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.  REPAYMENT TO COMPANY.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, interest on, and Make-Whole Premiums, Liquidated Damages, and any other premiums, if any, on any First Mortgage Note and remaining unclaimed for two years after such principal, interest, and Make-Whole Premium, Liquidated Damages, and any other premium, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such First Mortgage Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.  REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the First Mortgage First Mortgage Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest on any First Mortgage Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such First Mortgage Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS OF FIRST MORTGAGE NOTES.

          Notwithstanding Section 9.02 hereof, the Company and the Trustee may amend or supplement this Indenture, the First Mortgage Notes, the Collateral Documents the Liquidity Facility or the Output Purchase Agreement without the consent of any Holder of a First Mortgage Note:

          (a)  to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated First Mortgage Notes in addition to or in place of certificated First Mortgage Notes;

          (c) to provide for the assumption of the Company's obligations to the Holders of the First Mortgage Notes in the case of a merger or consolidation pursuant to Article Five hereof;

          (d) to make any change that would provide any additional rights or benefits to the Holders of the First Mortgage Notes or that does not adversely affect the legal rights hereunder of any Holder of the First Mortgage Notes;

          (e) to provide for additional collateral to secure the First Mortgage Notes; and

          (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

          Upon the request of the Company accompanied by a resolution of its Management Committee authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.  WITH CONSENT OF HOLDERS OF FIRST MORTGAGE NOTES.

          Except as provided below in this Section 9.02, this Indenture, the Collateral Documents and the First Mortgage Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the First Mortgage Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, First Mortgage Notes), and any existing default or compliance with any provision of this Indenture or the First Mortgage Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding First Mortgage Notes (including consents obtained in connection with a tender offer or exchange offer for First Mortgage Notes). In addition, the Collateral Documents, the Liquidity Facility and the Output Purchase Agreement may not be amended or supplemented without the consent of the Holders of at least a majority in principal amount of the First Mortgage Notes then outstanding and any existing default or compliance with any provision of the Collateral Documents, the Liquidity Facility and the Output Purchase Agreement may not be waived without the consent of the Holders of a majority in principal amount of the then outstanding First Mortgage Notes.

          Upon the request of the Issuers accompanied by resolution of their Management Committee or Board of Directors, as the case may be, authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of First Mortgage Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.02 hereof, the Trustee shall join with the Issuers in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          It shall not be necessary for the consent of the Holders of First Mortgage Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of First Mortgage Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the First Mortgage Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the First Mortgage Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any First Mortgage Notes held by a non-consenting Holder):

          (a) reduce the principal amount of First Mortgage Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the fixed maturity of any First Mortgage Note or alter the provisions with respect to the redemption or repurchase of the First Mortgage Notes (other than provisions relating to Section 4.10 or 4.15 hereof);

          (c) reduce the rate of or change the time for payment of interest on or Make-Whole Premiums, Liquidated Damages or any other premiums, if any, on any First Mortgage Note;

          (d) waive a Default or Event of Default in the payment of principal of, interest or Make-Whole Premiums, Liquidated Damages or any other premiums, if any on the First Mortgage Notes (except a rescission of acceleration of the First Mortgage Notes by the Holders of at least a majority in aggregate principal amount of the First Mortgage Notes and a waiver of the payment default that resulted from such acceleration);

          (e) make any First Mortgage Note payable in money other than that stated in the First Mortgage Notes;

          (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of First Mortgage Notes to receive payments of principal of, interest on, or Make-Whole Premiums, Liquidated Damages or any other premiums, if any, or interest on the First Mortgage Notes;

          (g) waive a redemption or repurchase payment with respect to any First Mortgage Note (other than a payment required by Section 4.10 or 4.15 hereof);

          (h) consent to a release of the security interest in the Collateral or make any change in the provisions of this Indenture or the Collateral Documents relating to the security interest of the Trustee in Collateral, except as expressly permitted hereby or in the Collateral Documents; or

          (i) make any change in the foregoing amendment and waiver provisions.

SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment or supplement to this Indenture or the First Mortgage Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a First Mortgage Note is a continuing consent by the Holder of a First Mortgage Note and every subsequent Holder of a First Mortgage Note or portion of a First Mortgage Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any First Mortgage Note. However, any such Holder of a First Mortgage Note or subsequent Holder of a First Mortgage Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.  NOTATION ON OR EXCHANGE OF FIRST MORTGAGE NOTES.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any First Mortgage Note thereafter authenticated. The Issuers, in exchange for all First Mortgage Notes, may issue and the Trustee shall authenticate new First Mortgage Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new First Mortgage Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Neither Issuer may sign an amendment or supplemental Indenture until its Management Committee or Board of Directors, as the case may be, approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10
                             COLLATERAL AND SECURITY

SECTION 10.01. COLLATERAL DOCUMENTS.

          The due and punctual payment of the principal of, interest on, Make-Whole Premiums, Liquidated Damages or any other premiums, if any, on the First Mortgage Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, interest on and Make-Whole Premiums, Liquidated Damages or any other premiums, if any, (to the extent permitted by law), if any, on the First Mortgage Notes and performance of all other obligations of the Issuers to the Holders of First Mortgage Notes or the Trustee under this Indenture and the First Mortgage Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents which the Issuers have entered into simultaneously with the execution of this Indenture and any Collateral Documents to be entered into subsequent to the date of this Indenture pursuant to the terms hereof. Each Holder of First Mortgage Notes, by its acceptance thereof, consents and agrees to the terms of each Collateral Document (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee, as agent for the ratable benefit of the Holders, to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuers shall do or cause to be done all such acts and things as may be reasonably necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the First Mortgage Notes secured hereby, according to the intent and purposes herein expressed. The Issuers shall take, or shall cause any Subsidiary to take, upon request of the Trustee, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Issuers under this Indenture, the First Mortgage Notes and the Collateral Documents and the Obligations of any Subsidiary under the Collateral Documents, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Holders of First Mortgage Notes, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens permitted by the applicable Collateral Document.

SECTION 10.02. RECORDING AND OPINIONS.

          (a) The Issuers shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either
(i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by this Indenture and the Collateral Documents, and reciting with respect to the security interests in the Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

          (b) The Issuers shall furnish to the Trustee on June 1 in each year beginning with June 1, 1996, an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this Indenture and the Collateral Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of First Mortgage Notes and the Trustee hereunder and under the Collateral Documents with respect to the security interests in the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

          (c)  The Issuers shall otherwise comply with the provisions of TIA
Section 314(b).

SECTION 10.03. RELEASE OF COLLATERAL.

          (a) Subject to subsections (b), (c) and (d) of this Section 10.03, Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents or as provided hereby. In addition, upon the request of the Issuers pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and stating whether or not such release is in connection with an Asset Sale, the Collateral Agent shall, at the sole cost and expense of the Issuers, release (i) Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Indenture; PROVIDED, that if such sale, conveyance or disposition constitutes an Asset Sale, the Issuers shall apply the Net Proceeds in accordance with Sections 4.10 and 10.11 hereof. Upon receipt of such Officers' Certificate, the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

          (b) No Collateral shall be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless there shall have been delivered to the Collateral Agent the certificate required by this Section 10.03.

          (c) At any time when a Payment Default or a Bankruptcy Default (as such terms are defined in the Security Agreement) or an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of the Collateral Documents shall be effective as against the Holders of First Mortgage Notes.

          (d) The release of any Collateral from the terms of this Indenture and the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof. To the extent applicable, the Issuers shall cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents or this Indenture and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents or this Indenture, to be complied with. Any certificate or opinion required by TIA
Section 314(d) may be made by one Officer of each of the Issuers except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

SECTION 10.04. CERTIFICATES OF THE ISSUERS.

          The Issuers shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Collateral Documents or Section 4.10 hereof, (i) all documents required by TIA Section 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Issuers, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 10.05. CERTIFICATES OF THE TRUSTEE.

          In the event that the Issuers wish to release Collateral in accordance with the Collateral Documents or Section 4.10 hereof and have delivered the certificates and documents required by the Collateral Documents and Sections
10.03 and 10.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.04(ii), shall deliver a certificate to the Collateral Agent setting forth such determination.

SECTION 10.06. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE
               COLLATERAL DOCUMENTS.

          Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of First Mortgage Notes, take all actions it deems necessary or appropriate in order to
(a) enforce any of the terms of the Collateral Documents, (b) collect and receive any and all amounts payable in respect of the Obligations of the Issuers hereunder and (c) collect and receive any and all amounts payable in respect of Obligations of any Subsidiaries under the Collateral Documents. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of First Mortgage Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of First Mortgage Notes or of the Trustee). The Trustee is not obligated to foreclose on the Collateral, even if indemnity is offered, if this might subject the Trustee to personal environmental liability.

SECTION 10.07. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE
               COLLATERAL DOCUMENTS.

          Upon an Event of Default and so long as such Event of Default continues, the Trustee may exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein, in the Collateral Documents or otherwise available to it, all of the rights and remedies provided for by the applicable Uniform Commercial Code or other applicable law, and the Trustee may also upon obtaining possession of the Collateral as set forth herein, without notice to the Issuers, except as specified below, sell, assign or otherwise liquidate, or direct the Company to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Issuers acknowledge and agree that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale. The Issuers agree that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Issuers of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having being given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and placed fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          Any cash that is Collateral held by the Trustee and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be deposited in the Cash Collateral Account created pursuant to Section 10.11 hereof and applied (unless otherwise provided for in the Collateral Documents and after payment of any and all amounts payable to the Trustee pursuant to this Indenture), as the Trustee shall determine or as the Holders shall direct pursuant to Section 6.05 hereof, (i) against the Obligations of the Company under this Indenture, the First Mortgage Notes and the Collateral Documents and the Obligations of any Subsidiaries under the Collateral Documents for the ratable benefit for the Holders, (ii) to maintain, repair or otherwise protect the Collateral or (iii) to take such other action to protect the other rights of the Holders or to take any other appropriate action or remedy for the benefit of the Holders. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the Obligations of the Issuers under this Indenture, the First Mortgage Notes or the Collateral Documents shall be paid over to the Issuers or to whomsoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct.

SECTION 10.08. TERMINATION OF SECURITY INTEREST.

          Upon the payment in full of all Obligations of the Issuers under this Indenture, the First Mortgage Notes and the Collateral Documents and the Obligations of any Subsidiary under the Collateral Documents, or upon Legal Defeasance, the Trustee shall, at the request of the Issuers, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Collateral Documents.

SECTION 10.09. COOPERATION OF TRUSTEE.

          In the event the Issuers pledge or grant a security interest in additional Collateral, the Trustee shall cooperate with the Issuers in reasonably and promptly agreeing to the form of, and executing as required, any instruments or documents necessary to make effective the security interest in the Collateral to be so substituted or pledged. To the extent practicable, the terms of any security agreement or other instrument or document necessitated by any such substitution or pledge shall be comparable to the provisions of the existing Collateral Documents. Subject to, and in accordance with the requirements of this Article 10 and the terms of the Collateral Documents, in the event that the Issuers engage in any transaction pursuant to Section 10.03, the Trustee shall cooperate with the Issuers in order to facilitate such transaction in accordance with any reasonable time schedule proposed by the Issuers, including by delivering and releasing the Collateral in a prompt and reasonable manner.

SECTION 10.10. COLLATERAL AGENT.

          The Trustee may, from time to time, appoint one or more Collateral Agents hereunder. Each of such Collateral Agents may be delegated any one or more of the duties or rights of the Trustee hereunder or under the Collateral Documents or which are specified in any Collateral Documents, including without limitation, the right to hold any Collateral in the name of, registered to, or in the physical possession of, such Collateral Agent, for the rateable benefit of the Holders. Each such Collateral Agent shall have such rights and duties as may be specified in an agreement between the Trustee and such Collateral Agent. The Trustee and any Collateral Agent shall be authorized hereunder to give any acknowledgment reasonably requested by any party to confirm the rights and obligations of the parties.

SECTION 10.11. CASH FUNDS PLEDGE.

          (a) The Issuers hereby irrevocably grant to the Trustee, for the ratable benefit of the Holders, a duly perfected continuing first priority and sole security interest in the Cash Collateral, whether or not deposited in any Cash Collateral Account, and pledge, assign and set over the Cash Collateral to the Trustee, for the ratable benefit of the Holders, as security for the payment of the Obligations of the Issuers under this Indenture, the First Mortgage Notes and the Collateral Documents and the Obligations of any Subsidiary under the Collateral Documents. The Issuers also agree not to further pledge or grant other security interests in the Cash Collateral to any Person.

          (b) In order to effectuate the foregoing pledge and grant of security interest in favor of the Trustee, the Issuers hereby irrevocably direct the Trustee, as depository bank (collectively with any Eligible Institution that may be selected by the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding First Mortgage Notes to replace the Trustee as depository bank, the "Bank") to open the following bank accounts, in the name of the Trustee, and the Bank has opened the following bank accounts in the Trustee's name.

               (1)  the Event of Loss Account, Account No. __________________,

               (2)  the Asset Sale Account, Account No. ____________________ and

               (3)  the General Cash Collateral Account, Account No. _________.

               The parties hereto agree that any provision of this Indenture or any Collateral Document to the contrary notwithstanding, express or implied, the Trustee shall have, at all times, sole dominion and control over each of the Cash Collateral Accounts and all funds, cash, Cash Equivalents and other items from time to time acquired by the Bank with funds in the Cash Collateral Accounts, as well as any earnings, proceeds or income therefrom.

          (c) The Issuers further covenant to maintain each Cash Collateral Account in existence so long as any Obligation of the Issuers under the First Mortgage Notes, this Indenture or the Collateral Documents or any Obligation of any Subsidiary under the Collateral Documents are outstanding.

          (d) The Issuers agree to do or cause to be done all things, and to make all filings, and to enter into any agreements or instruments needed by the Bank to evidence and perfect the first priority security interest in favor of the Trustee for the ratable benefit of the Noteholders granted therein, the rights and interests hereunder of the Trustee for the ratable benefit of the Holders, in such Cash Collateral Account and to otherwise effect the intention and purposes of the parties hereunder with respect to such Cash Collateral Account.

          (e) The Issuers hereby agree that all Net Proceeds from Asset Sales shall promptly and without commingling be remitted to the Trustee for deposit in the Asset Sale Account, that all Net Proceeds from Events of Loss shall promptly and without commingling be remitted to the Trustee for deposit in the

Event of Loss Account, and that all monies, securities and properties required to be deposited pursuant to any Collateral Document shall be deposited in the General Cash Collateral Account, and further agree that no Net Proceeds, from whatever source derived, will be deposited in any other bank account.

          (f) Neither the Issuers nor the Bank, as the case may be, shall allow any Person to withdraw any funds from any Cash Collateral Account except upon a written direction of the Trustee.

          (g) The Bank shall, upon receipt of an Officers' Certificate from the Company in the form of Exhibit H, to the extent of funds available in the Asset Sale Account and pursuant to the terms of Section 4.10 hereof, make payments from the Asset Sale Account to the Persons and in the amounts specified by the Issuers in said Officers' Certificate, PROVIDED that if a Payment Default or Bankruptcy Default (as such terms are defined in the Security Agreement) or Event of Default has occurred and is continuing, no payments may be made from funds on deposit in the Asset Sale Account except to the Trustee.

          (h) The Bank shall, upon receipt of an Officers' Certificate from the Company in the form of Exhibit I, to the extent of funds available in the Event of Loss Account, make payments from the Event of Loss Account to the Persons and in the amounts specified by the Issuers in said Officers' Certificate, provided that if a Payment Default or Bankruptcy Default (as such terms are defined in the Security Agreement) or Event of Default has occurred and is continuing, no payments may be made from funds on deposit in the Event of Loss Account except to the Trustee.

          (i) The Issuers further agree for the benefit of the Trustee and the Holders of the First Mortgage Notes that:

               (1) they shall not request or cause or permit to be requested a disbursement of funds in the Event of Loss Account or Asset Sale Account, except for a purpose specifically permitted by the provisions of this Indenture applicable to such account.

               (2) they shall not have the right to, and shall not, request the Bank to make any withdrawals from the Asset Sale Account or the Event of Loss Account (A) for payment to any Person other than the Trustee from and after the date that the First Mortgage Notes shall have been accelerated to and including the date such acceleration shall have been rescinded or the Obligations of the Company under this Indenture, the First Mortgage Notes and the Collateral Documents and the Obligations of any Subsidiary under the Collateral Documents shall have been paid in full, without the prior written consent of the Trustee; or (B) for payments to the Issuers upon the occurrence and during the continuance of a Payment Default or a Bankruptcy Default (as such terms are defined in the Security Agreement) or an Event of Default.

          (j) Pending disbursement in accordance with this Section 10.11, all funds on deposit in the Cash Collateral Accounts shall be invested in cash; PROVIDED, however that the Trustee hereby directs the Bank, so long as no Payment Default or Bankruptcy Default (as such terms are defined in the Security Agreement) or Event of Default has occurred and is continuing, to invest such funds in Cash Equivalents if so instructed by the Issuers; PROVIDED FURTHER, that (1) such Cash Equivalents are denominated and payable in U.S. Dollars, (2) such Cash Equivalents continue to be Collateral hereunder and (3) the Bank shall not invest any funds in any investment unless such investment is free and clear of all Liens, safekeeping or other charges, demands and claims of any nature whatsoever now or hereafter existing, in favor of anyone other than the Trustee. The Bank shall hold all Cash Equivalents under the sole dominion and control of the Bank, as agent for the Trustee for the ratable benefit of Holders. Further, the Bank shall note in its records that all funds and other assets in the Cash Collateral Accounts have been pledged to the Trustee and that the Bank is holding such items as agent for the Trustee. Accordingly, such funds shall not be within the bankruptcy "estate" of the Bank.

          (k) The Trustee may exercise in respect of the Cash Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the New York Uniform Commercial Code (now in force and as hereafter amended) or other applicable law.

          (l) Any cash that is Cash Collateral held by the Trustee and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Cash Collateral shall be applied (after payment of any and all amounts payable to the Trustee pursuant to the Indenture) against the Obligations of the Company pursuant to this Indenture, the First Mortgage Notes and the Collateral Documents and the Obligations of any Subsidiary pursuant to the Collateral Documents for the ratable benefit of the Holders. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the Obligations of the Company pursuant to this Indenture, the First Mortgage Notes and the Collateral Documents and all of the Obligations of the Subsidiaries pursuant to the Collateral Documents shall be paid over to the Issuers or to whomever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct.


                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.01. TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 11.02. NOTICES.

          Any notice or communication by the Issuers or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If to the Issuers:

               Florida Coast Paper Company, L.L.C.
               600 U.S. Highway 98
               Port St. Joe, Florida 32456
               Telecopier No.:  (904) 227-1160
               Attention:  Green Long

          With a copy to:

               Kramer, Levin, Naftalis & Frankel
               919 Third Avenue
               New York, NY 10022
               Telecopier No.:  (212) 715-8000
               Attention:  Mike Nelson

          And a copy to:

               Four M Corporation
               115 Stevens Avenue
               Valhalla, New York, 10595
               Telecopier No.: (914) 747-2774
               Attention:  Harvey Friedman

          And a copy to:

               Stone Container Corporation
               150 North Michigan Avenue
               Chicago, Illinois 60601
               Telecopier No.:  (312) 346-5645
               Attention:  Leslie T. Lederer

          If to the Trustee:

               Norwest Bank Minnesota, National Association
               Sixth Street & Marquette Avenue
               Minneapolis, MN 55479
               Telecopier No.:  (612) 667-9825
               Attention:  Ray Haverstock

          The Issuers or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Issuers mail a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03. COMMUNICATION BY HOLDERS OF FIRST MORTGAGE NOTES WITH OTHER
               HOLDERS OF FIRST MORTGAGE NOTES.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the First Mortgage Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06. RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. NO PERSONAL LIABILITY OF MEMBERS, OFFICERS, EMPLOYEES AND
               STOCKHOLDERS.

          No manager, officer, employee, incorporator or member of the Company or Finance Corp., as such, shall have any liability for any obligations of the Issuers under the First Mortgage Notes, this Indenture or any Collateral Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of First Mortgage Notes by accepting a First Mortgage Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the First Mortgage Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 11.08. GOVERNING LAW.

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE FIRST MORTGAGE NOTES.

SECTION 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. SUCCESSORS.

          All agreements of the Issuers in this Indenture and the First Mortgage Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11. SEVERABILITY.

          In case any provision in this Indenture or in the First Mortgage Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12. COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13. TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

                                   SIGNATURES

Dated as of May 30, 1996           FLORIDA COAST PAPER COMPANY, L.L.C.


                                   By: /s/ Mary B. Dopslaff
                                       ----------------------------------------
                                       Name: Mary B. Dopslaff
                                       Title: Vice President

Attest:


                                   (SEAL)
- -------------------------



Dated as of May 30, 1996           FLORIDA COAST PAPER FINANCE CORP.


                                   By: /s/ Mary B. Dopslaff
                                       ----------------------------------------
                                       Name: Mary B. Dopslaff
                                       Title: Vice President

Attest:


                                   (SEAL)
- -------------------------



Dated as of May 30, 1996           NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                                        Trustee


                                   By: /s/ Raymond S. Haverstock
                                       -----------------------------------------
                                       Name: Raymond S. Haverstock
                                       Title: Vice President

Attest:


                               (SEAL)
- -------------------------

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                                    EXHIBIT A
                                 (Face of Note)

           12 3/4% [Series A] [Series B] First Mortgage Notes due 2003



     No.                                                             $
                                                                      ----------

                       FLORIDA COAST PAPER COMPANY, L.L.C.
                        FLORIDA COAST PAPER FINANCE CORP.

     promise to pay to

     or registered assigns,

     the principal sum of

     Dollars on June 1, 2003.

     Interest Payment Dates:  June 1, and December 1

     Record Dates:  May 15, and November 15

                                             Dated: May 30, 1996

                                             FLORIDA COAST PAPER COMPANY, LLC


This is one of the                           By:______________________________
Notes referred to in the                        Name:
within-mentioned Indenture:                     Title:

                                                  (SEAL)

NORWEST BANK MINNESOTA,
  NATIONAL ASSOCIATION,                      FLORIDA COAST PAPER FINANCE CORP.
  as Trustee

By:                                          By:
   -----------------------------                ------------------------------
                                                Name:
                                                Title:

                                                       (SEAL)


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                 (Back of Note)

           12 3/4% [Series A] [Series B] First Mortgage Notes due 2003


     [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depositary Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

          THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
     (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

     THE FLORIDA DOCUMENTARY STAMP TAX HAS BEEN PAID AND THE PROPER STAMPS HAVE BEEN AFFIXED TO THE MORTGAGE AS REFERRED TO IN PARAGRAPH 4 HEREOF.

- --------------------
1. THIS PARAGRAPH SHOULD BE INCLUDED ONLY IF THE FIRST MORTGAGE NOTE IS ISSUED IN GLOBAL FORM.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. Interest on the First Mortgage Notes will accrue at the rate of 12 3/4% per annum and will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 1996 (each such date, an "Interest Payment Date"), to Holders of record on the immediately preceding May 14 and November 15. Interest on the First Mortgage Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of, interest on, Make-Whole Premiums, Liquidated Damages or any other premiums, if any, on the First Mortgage Notes will be payable at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest and Make-Whole Premiums, Liquidated Damages or any other premiums, if any, may be made by check mailed to the Holders of the First Mortgage Notes at their respective addresses set forth in the register of Holders of First Mortgage Notes; PROVIDED that all payments with respect to First Mortgage Notes the Holders of which have given wire transfer instructions to the Issuers will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuers, the Issuers' office or agency will be the office of the Trustee maintained for such purpose. The First Mortgage Notes will be issued in denominations of $1,000 and integral multiples thereof.

     2. METHOD OF PAYMENT. The Issuers will pay interest on the First Mortgage Notes (except defaulted interest) and Make-Whole Premiums, Liquidated Damages or any other premiums, if any, to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 next preceding the Interest Payment Date, even if such First Mortgage Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payments in respect of the First Mortgage Notes represented by the Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Securities, the Issuers will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, Norwest Bank Minnesota, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE AND COLLATERAL DOCUMENTS. The Issuers issued the First Mortgage Notes under an Indenture dated as of May 30, 1996 ("Indenture") among the Issuers and the Trustee. The terms of the First Mortgage Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The First Mortgage Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The First Mortgage Notes are secured obligations of the Issuers limited to $165.0 million in aggregate principal amount and will mature on June 1, 2003. The First Mortgage Notes will be issued in denominations of $1,000 and integral multiples thereof. The First Mortgage Notes are secured by a first mortgage on all real property and improvements comprising the Mill and a first priority security interest in substantially all of the equipment of the Mill and certain other assets (but excluding, among other things, inventories and accounts receivable, and the proceeds thereof) pursuant to the Collateral Documents referred to in the Indenture.

     5.  OPTIONAL REDEMPTION.

     (a) The First Mortgage Notes will not be redeemable at the Issuers' option prior to June 1, 2001. Thereafter, the First Mortgage Notes will be subject to redemption at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, Make-Whole Premiums, Liquidated Damages or any other premiums, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

          YEAR                                          PERCENTAGE

          2000. . . . . . . . . . . . . . . . . . . . . . . . 106.375%
          2001. . . . . . . . . . . . . . . . . . . . . . . . 103.188%
          2002 and thereafter . . . . . . . . . . . . . . . . 100.000%

     (b) Notwithstanding the foregoing, at any time prior to June 1, 1999, the Issuers may redeem up to one-third in aggregate principal amount of First Mortgage Notes at a redemption price of 112.75% of the principal amount thereof, in each case plus accrued and unpaid interest, Make-Whole Premiums, Liquidated Damages or any other premiums, if any, thereon to the redemption date, with the net proceeds of a public offering of Capital Stock (other than Disqualified Stock) of the Company; PROVIDED that at least two-thirds in aggregate principal amount of the First Mortgage Notes originally issued under the Indenture remain outstanding immediately after the occurrence of such redemption; and PROVIDED, further, that such redemption shall occur within 60 days after the date of the closing of such public offering of Capital Stock of the Company.

     (c) Upon the occurrence of a Change of Control prior to June 1, 2000, the Issuers, at their option, may redeem all, but not less than all, of the outstanding First Mortgage Notes at a redemption price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium (a "CHANGE OF CONTROL REDEMPTION"). The Issuers shall give not less than 30 and not more than 60 days' notice (a "CHANGE OF CONTROL PURCHASE NOTICE") of such redemption within ten days following a Change of Control. In the event that the Issuers give such notice, the Issuers shall not be obligated to make a Change of Control Offer as described under Section 4.15 hereof.

     6.  MANDATORY REDEMPTION.

     Except as set forth in paragraph 7 below, the Issuers shall not be required to make mandatory redemption or repurchase payments with respect to the First Mortgage Notes.

     7.  REPURCHASE AT OPTION OF HOLDER.

     (a) Upon the occurrence of a Change of Control, unless the Issuers shall have delivered a Change of Control Purchase Notice as described in paragraph 5 above, each Holder of First Mortgage Notes shall have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's First Mortgage Notes pursuant to a Change of Control Offer in accordance with the terms of the Indenture, at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, Make-Whole Premiums, Liquidated Damages or any other premiums, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 10

Business Days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture. The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture and purchases all First Mortgage Notes validly tendered and not withdrawn under such Change of Control Offer.

     (b) If the Company or a Subsidiary consummates any Asset Sales or suffers an Event of Loss, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall make an offer to all Holders of First Mortgage Notes (an "EXCESS PROCEEDS OFFER") to purchase the maximum principal amount of First Mortgage Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest, Make-Whole Premiums, Liquidated Damages or any other premiums, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of First Mortgage Notes tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds, provided that no Payment Default or Bankruptcy Default (as such terms are defined in the Security Agreement) or Event of Default shall have occurred and be continuing, the Company may use any remaining Excess Proceeds for general corporate purposes.
If the aggregate principal amount of First Mortgage Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the First Mortgage Notes to be purchased on a PRO RATA basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such First Mortgage Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the First Mortgage Notes.

     8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the First Mortgage Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The First Mortgage Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any First Mortgage Note or portion of a First Mortgage Note selected for redemption, except for the unredeemed portion of any First Mortgage Note being redeemed in part. Also, they need not exchange or register the transfer of any First Mortgage Notes for a period of 15 days before a selection of First Mortgage Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. PERSONS DEEMED OWNERS. The registered Holder of a First Mortgage Note may be treated as its owner for all purposes.

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the First Mortgage Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the First Mortgage Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any

Holder of a First Mortgage Note, the Indenture or the First Mortgage Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' obligations to Holders of the First Mortgage Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the First Mortgage Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on or Liquidated Damages, if any, with respect to, the First Mortgage Notes; (ii) default in payment when due of the principal of, Make-Whole Premiums or any other premiums, if any, on the First Mortgage Notes; (iii) failure by the Company to comply with the provisions described in Section 4.07, 4.09, 4.10, 4.15, 4.19, 5.01 of the Indenture; (iv) failure by the Company for 30 days after notice to comply with any of its other agreements in the Indenture or the First Mortgage Notes; (v) default by any party under the Output Purchase Agreement or the Subordinated Credit Agreement, which default remains uncured for 30 days; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vii) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) breach by the Company or any Subsidiary of any material representation or warranty set forth in the Collateral Documents, or default by the Company or any Subsidiary in the performance of any covenant set forth in the Collateral Documents (after giving effect to any applicable grace or cure periods), repudiation by the Company or any Subsidiary of its obligations under the Collateral Documents, the holding that the Collateral Documents are unenforceable or invalid or any Collateral Document shall cease for any reason to be in full force and effect; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the First Mortgage Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the First Mortgage Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the First Mortgage Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the First Mortgage Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the First Mortgage Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the First Mortgage Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or its Affiliates, and may otherwise deal with the Issuers or its Affiliates, as if it were not the Trustee.

     14. NO RECOURSE AGAINST OTHERS. A member, director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the First Mortgage Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a First Mortgage Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the First Mortgage Notes.

     15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of May 30, 1996, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement") and the rights set forth in the Collateral Documents.

     18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the First Mortgage Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the First Mortgage Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture, the Collateral Documents and/or the Registration Rights Agreement. Requests may be made to:

               Florida Coast Paper Company, L.L.C.
               600 U.S. Highway 98
               Port St. Joe, Florida 32456
               Attention:
                           ------------------

                                 ASSIGNMENT FORM


     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


- --------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

- --------------------------------------------------------------------------------

Date:
      ------------------------

                    Your Signature:
                                   ---------------------------------------------
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

          / / Section 4.10      / / Section 4.15

          If you want to elect to have only part of the First Mortgage Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $___________


Date:                              Your Signature:
     -------------------------                    ------------------------------
                                   (Sign exactly as your name appears on the
                                        First Mortgage Note)

                                   Tax Identification No.:
                                                          --------------------


Signature Guarantee.

                    SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE(2)

          The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                                                 Principal Amount of this        Signature of
                            Amount of decrease in      Amount of increase in           Global Note           authorized officer of
                             Principal Amount of        Principal Amount of      following such decrease        Trustee or Note
     Date of Exchange          this Global Note           this Global Note            (or increase)                Custodian
- -------------------------   ---------------------      ---------------------     ------------------------    ---------------------













- --------------------
2. THIS SHOULD BE INCLUDED ONLY IF THE FIRST MORTGAGE NOTE IS ISSUED IN GLOBAL FORM.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF FIRST MORTGAGE NOTES

Re:  12 3/4% First Mortgage Notes due 2003 of Florida Coast Paper Company,
     L.L.C.
     and Florida Coast Paper Finance Corp.

          This Certificate relates to $_____ principal amount of Notes held in *________ book-entry or *_______ definitive form by ________________ (the
"Transferor").

The Transferor*:

     / / has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a First Mortgage Note or Notes in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

     / / has requested the Trustee by written order to exchange or register the transfer of a First Mortgage Note or Notes.

          In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and as provided in Section 2.06 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

     / / Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture).

     / / Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of Section 2.06(a)(ii)(B), Section 2.06(b)(A) or Section 2.06(d)(i) (B) of the Indenture) or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture.)








- --------------------
 *Check applicable box.

     / / Such Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture).

     / / Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.06(a)(ii)(C) or Section 2.06(d)(i)(C) of the Indenture).



                                   ---------------------------------------------
                                   [INSERT NAME OF TRANSFEROR]


                                   By:
                                      ------------------------------------------


Date:
     ------------------------------












- --------------------
 *Check applicable box.


                                       B-2